Exhibit 99.8

Alvarium Investments Limited

Consolidated Financial Statements for

years ended

31 December 2021, 2020 and 2019

Alvarium Investments Limited

Consolidated Financial Statements

Alvarium Investments Limited

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors

Alvarium Investments Limited:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Alvarium Investments Limited and subsidiaries (the Company) as of December 31, 2021 and 2020, the related consolidated statements of comprehensive income, cash flows, and changes in equity for each of the years in the three-year period ended December 31, 2021, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2021, in conformity with generally accepted accounting principles in the United Kingdom.

Differences from U.S. Generally Accepted Accounting Principles

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from United States (U.S.) generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Note 35 to the consolidated financial statements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2021

London, United Kingdom

13 May 2022

Alvarium Investments Limited

Consolidated Statement of Comprehensive Income

	Note	2021 £	2020 £	2019 £
Turnover	4	75,164,498	52,263,050	47,070,105
Cost of sales		(50,415,876)	(40,032,428)	(33,364,300)

Gross profit		24,748,622	12,230,622	13,705,805
Administrative expenses		(19,983,039)	(12,629,478)	(12,707,690)
Government grant income		—	759,664	—
(Losses)/gains on investments	5	(452,591)	165,014	140,235
Amortisation of goodwill		(3,429,870)	(3,488,827)	(2,836,126)
Amortisation of other intangible assets		(2,293,872)	(2,334,873)	(2,345,165)

Operating loss	6	(1,410,750)	(5,297,878)	(4,042,941)
Gain on impairment or disposal of operations		—	577,795	480
Loss on financial assets at fair value through profit or loss		(54,136)	—	—
Share of profit of associates	10	1,410,850	459,284	934,179
Share of profit of joint ventures	10	2,898,485	1,925,289	663,847
Income from other fixed asset investments	7	547,789	3,158	62,995
Interest receivable	8	204,070	249,084	142,245
Amounts written off loans and investments receivable		(373,425)	(879,498)	(169,418)
Interest payable	9	(1,811,470)	(729,588)	(813,457)

Profit/(loss) before taxation		1,411,413	(3,692,354)	(3,222,070)
Taxation on ordinary activities	10	536,461	315,163	(511,024)

Profit/(loss) for the financial year		1,947,874	(3,377,191)	(3,733,094)

Share of other comprehensive income of joint ventures		(507,667)	(112,050)	(165,917)
Foreign currency retranslation		(678,566)	951,843	(1,116,438)

Other comprehensive (loss)/income for the year		(1,186,233)	839,793	(1,282,355)

Total comprehensive income/(loss) for the year		761,641	(2,537,398)	(5,015,449)

Profit/(loss) for the financial year attributable to:
The owners of the parent company		1,126,029	(4,845,399)	(4,693,952)
Non-controlling interests		821,845	1,468,208	960,858

		1,947,874	(3,377,191)	(3,733,094)

Total comprehensive income/(loss) for the year attributable to:
The owners of the parent company		(57,666)	(4,010,562)	(5,972,610)
Non-controlling interests		819,307	1,473,164	957,161

		761,641	(2,537,398)	(5,015,449)

All the activities of the group are from continuing operations.

The notes on pages 9 to 76 form part of these Consolidated financial statements.

Alvarium Investments Limited

Consolidated Statement of Financial Position

	Notes	2021 £	2020 £
Fixed assets
Intangible assets	11	33,642,087	39,663,886
Tangible assets	12	758,152	915,413
Investments:	13
Investments in associates		2,729,247	2,671,365
Investments in joint-ventures		10,096,077	9,313,580
Other fixed asset investments		1,972,169	167,632

		49,197,732	52,731,876
Current assets
Debtors	14	37,003,398	29,056,099
Investments	15	4,254	4,940
Cash and cash equivalents		12,961,870	8,298,069

		49,969,522	37,359,108
Creditors: amounts falling due within one year	16	(40,903,852)	(16,667,168)

Net current assets		9,065,670	20,691,940

Total assets less current liabilities		58,263,402	73,423,816
Creditors: amounts falling due after more than one year	17	—	(9,057,705)
Provisions
Taxation including deferred tax	20	(1,958,233)	(1,978,716)

Net assets		56,305,169	62,387,395

Capital and reserves
Called up share capital	26	7,433	6,948
Share premium account	27	32,105,520	21,688,028
Other reserves	27	23,001,035	23,001,035
Profit and loss account	27	1,177,705	16,095,507

Equity attributable to the owners of the parent company		56,291,693	60,791,518
Non-controlling interests		13,476	1,595,877

		56,305,169	62,387,395

The notes on pages 9 to 76 form part of these Consolidated financial statements.

Alvarium Investments Limited

Consolidated Statement of Changes in Equity

	Called up share capital £	Share premium account £	Other reserves £	Profit and loss account £	Equity attributable to the owners of the parent company £	Non- controlling interests £	Total £
At 1 January 2019	5,873	—	23,001,035	26,062,565	49,069,473	47,739	49,117,212
(Loss)/income for the year	—	—	—	(4,693,952)	(4,693,952)	960,858	(3,733,094)
Other comprehensive (loss)/income for the year:
Share of other comprehensive loss of joint ventures	—	—	—	(165,917)	(165,917)	—	(165,917)
Foreign currency retranslation	—	—	—	(1,112,741)	(1,112,741)	(3,697)	(1,116,438)

Total comprehensive (loss)/income for the year	—	—	—	(5,972,610)	(5,972,610)	957,161	(5,015,449)
Issue of shares	1,007	20,276,656	—	—	20,277,663	—	20,277,663
Dividends paid	—	—	—	—	—	(1,408,460)	(1,408,460)
Equity-settled share-based payments	—	—	—	8,818	8,818	—	8,818
Acquisition of subsidiary with minority interest	—	—	—	—	—	663,385	663,385

Total investments by and distributions to owners	1,007	20,276,656	—	8,818	20,286,481	(745,075)	19,541,406

At 31 December 2019	6,880	20,276,656	23,001,035	20,098,773	63,383,344	259,825	63,643,169

The consolidated statement of changes in equity

continues on the following page.

The notes on pages 9 to 76 form part of these Consolidated financial statements.

Alvarium Investments Limited

Commercial in confidence

Consolidated Statement of Changes in Equity (continued)

	Called up share capital £	Share premium account £	Other reserves £	Profit and loss account £	Equity attributable to the owners of the parent company £	Non- controlling interests £	Total £
At 1 January 2020	6,880	20,276,656	23,001,035	20,098,773	63,383,344	259,825	63,643,169
(Loss)/income for the year Other comprehensive (loss)/income for the year:	—	—	—	(4,845,399)	(4,845,399)	1,468,208	(3,377,191)
Share of other comprehensive loss of joint ventures	—	—	—	(112,050)	(112,050)	—	(112,050)
Foreign currency retranslation	—	—	—	946,887	946,887	4,956	951,843

Total comprehensive (loss)/income for the year	—	—	—	(4,010,562)	(4,010,562)	1,473,164	(2,537,398)
Issue of shares	68	1,411,372	—	—	1,411,440	—	1,411,440
Dividends paid and payable	—	—	—	—	—	(137,112)	(137,112)
Equity-settled share-based payments	—	—	—	7,296	7,296	—	7,296

Total investments by and distributions to owners	68	1,411,372	—	7,296	1,418,736	(137,112)	1,281,624

At 31 December 2020	6,948	21,688,028	23,001,035	16,095,507	60,791,518	1,595,877	62,387,395

The consolidated statement of changes in equity

continues on the following page.

The notes on pages 9 to 76 form part of these Consolidated financial statements.

Alvarium Investments Limited

Commercial in confidence

Consolidated Statement of Changes in Equity (continued)

	Called up share capital £	Share premium account £	Other reserves £	Profit and loss account £	Equity attributable to the owners of the parent company £	Non- controlling interests £	Total £
At 1 January 2021	6,948	21,688,028	23,001,035	16,095,507	60,791,518	1,595,877	62,387,395
Income for the year				1,126,029	1,126,029	821,845	1,947,874
Other comprehensive income for the year:
Share of other comprehensive loss of joint ventures	—	—	—	(507,667)	(507,667)	—	(507,667)
Foreign currency retranslation	—	—	—	(676,028)	(676,028)	(2,538)	(678,566)

Total comprehensive (loss)/income for the year	—	—	—	(57,666)	(57,666)	819,307	761,641
Issue of shares	506	10,417,492	—	—	10,417,998	—	10,417,998
Dividends paid and payable	—	—	—	—	—	(901,103)	(901,103)
Cancellation of subscribed capital	(21)	—	—	—	(21)	—	(21)
Equity-settled share-based payments	—	—	—	(1,333)	(1,333)	—	(1,333)
Increase in shareholding in subsidiary company	—	—	—	(14,858,803)	(14,858,803)	(1,500,605)	(16,359,408)

Total investments by and distributions to owners	485	10,417,492	—	(14,860,136)	(4,442,159)	(2,401,708)	(6,843,867)

At 31 December 2021	7,433	32,105,520	23,001,035	1,177,705	56,291,693	13,476	56,305,169

The notes on pages 9 to 76 form part of these Consolidated financial statements.

Alvarium Investments Limited

Commercial in confidence

Consolidated Statement of Cash Flows

	2021 £	2020 £	2019 £
Cash flows from operating activities
Profit/(loss) for the financial year	1,947,874	(3,377,191)	(3,733,094)

Adjustments for:
Depreciation of tangible assets	552,293	536,319	438,768
Amortisation of intangible assets	5,723,742	5,823,700	5,181,291
Amounts written off investments	373,425	879,498	169,418
Loss on financial assets at fair value through profit or loss	54,136	—	—
Share of profit of associates	(1,410,850)	(459,284)	(934,179)
Share of profit of joint ventures	(2,898,485)	(1,925,289)	(663,847)
Income from other fixed asset investments	(547,789)	(3,158)	(62,995)
Interest receivable	(204,070)	(249,084)	(142,245)
Interest payable	1,811,470	729,588	813,457
Gain on impairment or disposal of operations	—	(577,795)	(480)
Equity-settled share-based payments	(1,333)	7,298	8,818
Unrealised foreign currency (gains)/losses	(46,570)	256,619	(366,910)
Taxation on ordinary activities	(536,461)	(315,163)	511,024
Gain on disposal of other investments	—	(222,222)	—
Loss/(gain) on disposal and restructuring of interests in joint ventures	452,591	57,206	(140,235)

Changes in:
Trade and other debtors	(7,920,849)	(3,058,969)	(4,168,653)
Trade and other creditors	15,154,004	4,038,604	(1,485,856)

Cash generated from operations	12,503,128	2,140,677	(4,575,718)
Dividends received	3,109,589	2,351,142	7,547,756
Tax paid	(1,160,931)	(1,161,396)	(511,742)

Net cash from operating activities	14,451,786	3,330,423	2,460,296

Cash flows from investing activities
Purchase of tangible assets	(415,228)	(381,522)	(326,161)
Purchase of intangible assets	—	—	(5,589,979)
Cash advances and loans granted	(2,741,467)	(1,799,350)	(1,214,345)
Cash receipts from the repayment of advances and loans	615,512	404,677	1,673,506
Acquisition of subsidiaries net of cash acquired	—	71,157	(7,575,081)
Acquisition of interests in associates and joint ventures	(6,208)	(85)	(552,824)
Proceeds from sale of interests in associates and joint ventures	10,206	—	—
Purchases of other investments	(170,210)	(78,904)	(24,827)
Proceeds from sale of other investments	102,740	224,361	21,123
Interest received	43,210	59,402	10,206
Deferred consideration paid on acquisition	(859,107)	(999,081)	(460,847)
Outflow of cash balances on disposal of subsidiary	—	(2,934)	—
Transaction with equity holders	(6,326,146)	—	—

Net cash used in investing activities	(9,746,698)	(2,502,279)	(14,039,229)

The consolidated statement of cash flows

continues on the following page.

The notes on page 9 to 76 form part of these Consolidated financial statements.

Alvarium Investments Limited

Consolidated Statement of Cash Flows (continued)

	2021 £	2020 £	2019 £
Cash flows from financing activities
Proceeds from issue of ordinary shares	—	1,411,440	10,500,245
Proceeds from borrowings	1,675,460	—	6,550,000
Repayments of loans from participating interests	—	—	(180,000)
Payments of finance lease liabilities	(240,336)	(222,793)	(206,529)
Interest paid	(912,769)	(628,992)	(739,273)
Dividends paid	(561,103)	(137,112)	(10,335,574)

Net cash (used in)/from financing activities	(38,748)	422,543	5,588,869

Net increase in cash and cash equivalents	4,666,340	1,250,687	(5,990,064)
Cash and cash equivalents at beginning of year	8,298,069	7,057,488	13,133,369)
Exchange losses on cash and cash equivalents	(2,539)	(10,106)	(85,817)

Cash and cash equivalents at end of year	12,961,870	8,298,069	7,057,488

The notes on pages 9 to 76 form part of these Consolidated financial statements.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements

1.	General information

Alvarium Investments Limited (the Company) is a private company limited by shares, registered in England and Wales. The address of the registered office is 10 Old Burlington Street, London, W1S3AG, England. This report contains the consolidated results of Alvarium Investments Limited and its subsidiaries, joint ventures and associates (together the Group).

2.	Statement of compliance

These financial statements prepared in accordance with FRS 102 (“UK GAAP”) differ in certain significant respects from financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Details of the significant differences between US GAAP and UK GAAP are set out in note 35 to these financial statements.

3.	Accounting policies

Basis of preparation

The financial statements have been prepared for the sole purpose of inclusion in the S-4 filing registration statement on behalf of the Cartesian Growth Corporation under the Securities Exchange Act of 1933 regarding the business combination of Alvarium Investments Limited, Tiedemann Advisors, LLC and TIG Advisors.

The financial information set out above does not constitute the Company’s statutory accounts for the years ended 31 December 2021, 2020 or 2019. These Consolidated financial statements were approved by the board of directors and authorised for issue on 13 May 2022.

The preparation of the financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the group and company accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, are disclosed in note 3.

The financial statements are presented in UK pounds sterling, which is the functional currency of the Group.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Going concern

Following the COVID-19 Global Pandemic (Covid-19), the Board, Shareholders, Partners and Operations Committee continually monitored and discussed matters including cost and liquidity on a weekly basis at the height of his pandemic, successfully navigating an unprecedented period. Management remain focussed on navigating successfully through any further disruptions to normal activity.

The Group meets its day to day working capital requirements from cash reserves and recurring revenue streams. The Group also has a bank facility which is subject to covenants (see notes 16 and 17 & 30 for more information). As at 31 December 2021, the group had cash balances of £13m. The directors have prepared both base and sensitised cash flow forecasts which indicate that the Group will have sufficient funds to meet its liabilities as they fall due for the next 12 months, even under severe but plausible downside scenarios.

The base case assumes that transactional revenue in Co-lnvestments and Merchant banking will continue as forecast, with the addition of further recurring revenue from additional raises across the capital markets entities. In addition, Investment Advisory AUM revenue is forecast to grow by 2-3% due to the implementation of new strategies from the office of the CIO. Under this base case, the normal recurring revenue streams and divisional cash flows continue to adequately cover the operating cost base and the current bank debt facility. This does not account for adverse market movements which is outside management control.

Management have applied stress test scenarios to its forecasts factoring in a severe but plausible downside scenario whereby transactional revenue and new business streams, in particular across Co-lnvestments and Merchant Banking, were significantly reduced. There was also a 5% reduction in Investment Advisory revenues considered. Under this scenario, the diversified mix of recurrent income still provides sufficient coverage to meet any obligations as and when they fall due.

The Group is currently compliant with all debt facility covenants and projected to continue to meet these provisions. The bank loan is due for repayment at the maturity date in August 2022. Terms have been provided (for execution in due course) to extend the facility for a further six months to February 2023 under the original terms, in which time the business combination is expected to complete. In the event repayment is required in August 2022, the plausible downside forecasts indicate that the facility could be repaid in full if required.

Should the proposed business combination with Cartesian proceed, as announced on 20 September 2021, the existing bank debt facility would become repayable based on change of control reference in the facility agreement. However, this transaction would not proceed unless sufficient appropriate facilities were in place to enable the facility to be repaid in full, should repayment be needed.

In addition, the directors do not anticipate any scenario in which the new change in control environment would change the regulatory capital requirement to a level that would impact the Company’s ability to comply.

After reviewing the Company’s forecasts and risk assessments under both current and postmerger scenarios, the Directors have formed a judgement at the time of approving the financial statements, that there is a reasonable expectation that the Company has adequate resources to continue in operational existence for 12 months from the date of signing these accounts. For this reason, the Directors continue to adopt the going concern basis in preparing the financial statements.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Consolidation

The Group consolidated financial statements include the financial statements of the Company and all of its subsidiary undertakings together with the Group’s share of the results of associates and joint ventures made up to 31 December 2021.

A subsidiary is an entity controlled by the Group. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. Where the Group owns less than 50% of the voting powers of an entity but controls the entity by virtue of an agreement with other investors which gives it control of the financial and operating policies of that entity, the Group accounts for that entity as a subsidiary.

Where the Group controls more than 50% of the voting powers of an entity but restrictions exist to entitlement of profit which would comprise a severe long term restriction, such entities are not consolidated. See the ‘significant judgement’ section on page 12 for more information.

Where a subsidiary has different accounting policies to the Group, adjustments are made to those subsidiary financial statements to apply the Group’s accounting policies when preparing the consolidated financial statements.

An associate is an entity, being neither a subsidiary nor a joint venture, in which the Group holds a long-term interest and where the Group has significant influence. The Group considers that it has significant influence where it has the power to participate in the financial and operating decisions of the associate. The results of associates are accounted for using the equity method of accounting.

Accounting for joint ventures and associates uses financial information provided by management of those entities. This is the best available information at the time of reporting and consolidated using the equity method appropriately in our Group results. Where information is received post year-end regarding conditions that existed at the year-end, this is treated as a type one adjusting event.

Any subsidiary undertakings or associates sold or acquired during the year are included up to, or from, the dates of change of control or change of significant influence respectively.

Where control of a subsidiary is lost, the gain or loss is recognised in the consolidated income statement. The cumulative amounts of any exchange differences on translation, recognised in equity, are not included in the gain or loss on disposal and are transferred to retained earnings. The gain or loss also includes amounts included in other comprehensive income that are required to be reclassified to profit or loss but excludes those amounts that are not required to be reclassified.

Where control of a subsidiary is achieved in stages, the initial acquisition that gave the Group control is accounted for as a business combination. Thereafter where the Group increases its controlling interest in the subsidiary the transaction is treated as a transaction between equity holders. Any difference between the fair value of the consideration paid and the carrying amount of the non-controlling interest acquired is recognised directly in equity. No changes are made to the carrying value of assets, liabilities or provisions for contingent liabilities.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Consolidation (continued)

The Company historically held investments in two associates (Alvarium PO (Payments) Ltd and Alvarium Investment Management Ltd) where additional interests were subsequently purchased giving the company control and resulting in consolidation of a subsidiary undertaking. In accordance with FRS 102.A.3.21, and in order to give a true and fair view, goodwill was calculated as the sum of the goodwill arising on each purchase of shares in these entities, being the difference at the date of each purchase between the fair value of the consideration given and the fair value of the identifiable assets and liabilities attributable to the interest purchased. This represents a departure from the method set out in FRS 102, under which goodwill is calculated as the difference between the total acquisition cost of acquiring 100% of these entities and the fair value of the identifiable assets and liabilities of these entities on the date that they each became a subsidiary. The statutory method would not give a true and fair view because it would result in the group’s share of these entities’ retained reserves, during the period that it was an associate, being recharacterised as goodwill.

The effect of this departure at 31 December 2021, 31 December 2020, 31 December 2019 and 1 January 2019 is to:

•	decrease profit for the year by £34,266 (2020: £34,266, 2019: £34,266)

•	increase the revaluation reserve by £133,722 (2020: £133,722) (1 Jan 2020 £133,722) (1 Jan 2019: £133,722)

•	decrease retained profits by £30,923 (2020: increase £3,343) (1 Jan 2020: increase 37,609) (1 Jan 2019: £71,876); and

•	increase goodwill by £102,799 (2020: £137,065) (1 Jan 2020: £171,332) (1 Jan 2019: £205,598)

All intra-Group transactions, balances, income and expenses are eliminated on consolidation. Adjustments are made to eliminate the profit or loss arising on transactions with associates to the extent of the Group’s interest in the entity.

Non-controlling interests

Minority interests in the net assets of consolidated subsidiaries are identified separately from the Group’s equity. Minority interests consist of the amount of those interests at the date of the original business combination and the minority’s share of changes in equity since the date of the combination.

The proportions of profit or loss and changes in equity allocated to the owners of the parent and to the minority interests are determined on the basis of existing ownership interests and do not reflect the possible exercise or conversion of options or convertible instruments.

Judgements and key sources of estimation uncertainty

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the amounts reported. These estimates and judgements are continually reviewed and are based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Significant judgements (continued)

Significant judgements

The judgements (apart from those involving estimations) that management has made in the process of applying the entity’s accounting policies and that have the most significant effect on the amounts recognised in the financial statements are as follows:

Historic accounting acquirer

The Group was formed through a series of acquisitions commencing at the end of 2014 and completing in early 2015, through the combination of several existing entities with common shareholders and management under a newly formed company - LJ GP Limited (now Alvarium Investments Limited). This was previously accounted for as a business combination with four businesses with common shareholders being combined under LJ GP Limited as the accounting acquirer.

The consideration for this transaction was a mixture of cash, debt and equity. The combining entities were valued by management in line with comparative market multiples at that time. Asset management business was based on an EBITDA multiple whilst wealth management companies were valued on AUM. The valuation was underpinned by an unrelated third party investment into the group for a 20% stake under a new share issuance which settled in May 2015. The third party investment also triggered a re-designation of certain share classes with preferential income rights into a class of ordinary shares ranking pari passu in all respects.

Upon a review carried out as part of preparing the 2020 and 2019 special purpose financial statements for filing with the SEC, it was determined that a different entity, LJ Capital Limited, should have been treated as the acquirer in the business combination. This determination is on the basis that LJ Capital Limited was the largest of the combining companies and due to the number of their directors on the Boards of the new Group giving them the largest proportion of voting rights.

The determination of LJ Capital Limited as the accounting acquirer is a significant judgement which has a material impact on these financial statements and has led to a number of material changes on the accounting treatment of LJ Capital Limited Group and its underlying subsidiaries and minority holdings, which were previously fair valued as part of the business combination rather than brought in at historical amounts. The impact of this correction in acquirer has been disclosed in the in the consolidated financial statements previously filed with the SEC.

Equity method investees

There are certain of our joint venture and associates partners in equity method investees that, since the investment was entered into, have become related parties of the Group as a result of holding executive management positions in one or more Group members or subsidiary. An assessment was performed and determined that this does not give the Group control of the relevant equity method investee as each related party’s holding in the relevant equity method investee is unrelated to their employment by the Group member to which they are related and the relevant related parties are not bound by any contractual or other agreement to vote in the same way as Alvarium in connection with their holdings in the relevant equity method investee. Furthermore, in each instance, the equity method investee also has an unrelated third party member and, as a result of governance provisions in the relevant equity method agreement, the equity method investee is controlled jointly by all of its members and not by Alvarium alone.

Entities excluded from consolidation due to limited economic rights

In the case of LJ Maple Limited, LJ Maple Circus Limited, LJ Maple Hamlet Limited, LJ Maple Hill Limited, LJ Maple Belgravia Limited, LJ Maple St Johns Wood Limited, LJ Maple Kew Limited, LJ Maple Chelsea Limited, LJ Maple Tofty Limited, LJ Green Lanes Holdings Limited, LJ Maple Kensington Limited, LJ Maple Nine Elms Limited, LJ Maple Duke Limited and LJ Maple Abbey Limited, the group control 100% of the voting rights (aside from reserved matters) by virtue of their holding of a certain class of shares.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Significant judgements (continued)

These entities have all issued a separate class of shares to third party investors and raised finance from them, which has then been invested, indirectly, in one or more underlying real estate transactions. These classes of shares do not have any voting rights but are entitled to the vast majority of the economic returns from the investment. The Group is entitled to ongoing fees from the entities for monitoring and reporting on the underlying real estate transactions and also, potentially, when the underlying real estate transactions are exited and funds returned to investors, to performance based fees which are calculated as a percentage of the total profits from each underlying deal which exceed a defined return to the third party investors. The Group is not an investor itself and does not otherwise participate in distributions from these entities.

While the Group controls the ordinary voting rights of these entities, these entities are excluded from consolidation because of severe long-term restrictions on the Group’s ability to actually exercise control over them. These restrictions are contained in the articles of association and shareholders’ agreements of the relevant entities and they relate to the substantive business activities (including the financial and operating policies) of the entities and include reserved matters contained in the shareholders’ agreements which are substantive as regards the activities of the entities and which require the approval of 75% of all shareholders (including the investor share class). As a result of these restrictions and the Group’s limited economic rights in the entities, the Group does not have the power to govern the financial and operating policies of the entities so as to obtain a benefit from the entities’ activities and, accordingly, the entities are not controlled by the Group for the purposes of FRS 102 and are excluded from consolidation on this basis.

Each entity has instead been classified as a fixed asset investment at cost less impairment, with any distributions recognised upon receipt. Details concerning the financial performance and position of these entities can be found in note 13 of these financial statements.

Limited economic rights over entities owned by the group

The group owns 100% of the share capital of LJ London Holdings Limited. The company was incorporated to invest in a property joint venture. To fund this, loan funding was obtained by LJ London Holdings Limited from a third party. Under the terms of the loan the vast majority of the profits from the venture revert to the lender, with the group entitled to a promote fee at conclusion. The group had no financial exposure to the venture.

The group considers the terms of the loan to demonstrate a severe long term restriction over rights to income from LJ London Holdings Limited. It has therefore been classified as a fixed asset investment at cost less impairment, with any dividends recognised upon receipt. In the absence of the terms of the loan, it would otherwise have been classified as a subsidiary.

Key sources of estimation uncertainty

Accounting estimates and assumptions are made concerning the future and, by their nature, will rarely equal the related actual outcome. The key assumptions and other sources of estimation uncertainty that have a risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are as follows:

Useful economic lives and impairment of intangible assets

The annual amortisation charge for intangible assets is sensitive to changes in the estimated useful economic lives and residual values of the assets. The useful economic lives and residual values are re-assessed annually.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Key sources of estimation uncertainty (continued)

The group also considers whether intangible assets are impaired. Where an indication of impairment is identified the estimation of recoverable value requires estimation of the recoverable value of the cash generating units (CGUs). This requires estimation of the future cash flows from the CGUs and also selection of appropriate discount rates in order to calculate the net present value of those cash flows. See note 11 for the carrying amount of the intangible assets, and note 3 for the useful economic lives for each class of asset.

Impairment tests for goodwill December 2021

The Group has determined that it has a single CGU in relation to asset management for the purposes of assessing the carrying value of goodwill. This determination is made on the basis that the Group’s structure is highly interconnected, with shared management, directors and clients. As a result, the Group is deemed to be the smallest identifiable group of assets that generates cash inflows that are largely independent.

In line with Section 27 of FRS 102, Impairment of Assets, a full impairment review was undertaken as at 31 December 2021. The recoverable amount within the fund management CGU was determined by assessing the value-in-use using long-term cash flow projections for the CGU.

Data for the explicit forecast period of 2022-2026 is based on the 2022 budget and forecasts for 2022-2026. Increases in operating costs have been taken into account and include assumed new business volumes. Cash flows beyond the explicit forecast period are extrapolated using a long term terminal growth rate of 3.0%. To arrive at the net present value, cash flows have been discounted using a discount rate of 12.5%.

The overall value-in-use was greater than the carrying value and hence no impairment charge has been recognised. The key assumptions used in determining this amount were expected aggregated fund flows and the discount rate.

Management have performed a sensitivity analysis as of 31 December 2021 and established that the discount rate would need to increase to more than 95% before an impairment of goodwill would be required. The average annual growth rate for expected fund flows over the forecast period is 4.0% and would need to reduce to more than -40% per annum before an impairment of goodwill would be required.

Impairment tests for goodwill December 2020

The Group has determined that it has a single CGU in relation to asset management for the purposes of assessing the carrying value of goodwill. This determination is made on the basis that the Group’s structure is highly interconnected, with shared management, directors and clients. As a result, the Group is deemed to be the smallest identifiable group of assets that generates cash inflows that are largely independent.

In line with Section 27 of FRS 102, Impairment of Assets, a full impairment review was undertaken as at 31 December 2020. The recoverable amount within the fund management CGU was determined by assessing the value-in-use using long-term cash flow projections for the CGU.

Data for the explicit forecast period of 2021-2026 is based on the 2021 budget and forecasts for 2021-2026. Increases in operating costs have been taken into account and include assumed new business volumes. Cash flows beyond the explicit forecast period are extrapolated using a longterm terminal growth rate of 3.0%. To arrive at the net present value, cash flows have been discounted using a discount rate of 18.0%.

The overall value-in-use was greater than the carrying value and hence no impairment charge has been recognised. The key assumptions used in determining this amount were expected aggregated fund flows and the discount rate.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Key sources of estimation uncertainty (continued)

Management have performed a sensitivity analysis as of 31 December 2020 and established that the discount rate would need to increase to more than 80% before an impairment of goodwill would be required.

The average annual growth rate for expected fund flows over the forecast period is 8.0% and would need to reduce to more than -30% per annum before an impairment of goodwill would be required.

Impairment tests for goodwill December 2019

The Group has determined that it has a single CGU in relation to asset management for the purposes of assessing the carrying value of goodwill. This determination is made on the basis that the Group’s structure is highly interconnected, with shared management, directors and clients. As a result, the Group is deemed to be the smallest identifiable group of assets that generates cash inflows that are largely independent.

In line with Section 27 of FRS 102, Impairment of Assets, a full impairment review was undertaken as at 31 December 2019. The recoverable amount within the fund management CGU was determined by assessing the value-in-use using long-term cash flow projections for the CGU.

Data for the explicit forecast period of 2020-2025 is based on the 2020 budget and forecasts for 2021-2025. Increases in operating costs have been taken into account and include assumed new business volumes. Cash flows beyond the explicit forecast period are extrapolated using a longterm terminal growth rate of 3.0%. To arrive at the net present value, cash flows have been discounted using a discount rate of 18.0%.

The overall value-in-use was greater than the carrying value and hence no impairment charge has been recognised. The key assumptions used in determining this amount were expected aggregated fund flows and the discount rate.

Management have performed a sensitivity analysis as of 31 December 2019 and established that the discount rate would need to increase to more than 60% before an impairment of goodwill would be required.

The average annual growth rate for expected fund flows over the forecast period is 8.0% and would need to reduce to more than -24% per annum before an impairment of goodwill would be required.

Impairment tests for equity method investees

The Group has considered whether there are any indications that its investments in joint ventures and associates may be impaired at 31 December 2021, and has noted one joint venture where impairment indicators exist. In line with Section 27 of FRS 102, Impairment of Assets, a detailed value-in-use calculation has therefore been produced for this asset.

Data for the explicit forecast period of 2022-2026 is based on the 2022 budget. Cash flows beyond the explicit forecast period are extrapolated using a long term terminal growth rate of 3.0%. To arrive at the net present value, cash flows have been discounted using a discount rate of 11.5%.

The overall value-in-use in this calculation is greater than the carrying amount for this joint venture, and hence no impairment charge has been recognised. The key assumptions used in this calculation were the discount rate and revenue growth rates.

Management have performed a sensitivity analysis as of 31 December 2021 and have established that the discount rate would need to increase by more than 100% before an impairment of this asset would be required. Similarly, reducing the terminal growth rate of 3% to 0% would still not result in an impairment to this asset.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Key sources of estimation uncertainty (continued)

Useful economic lives sensitivity

The tables below detail the impact of the amortisation charge reported in the event of a 5%-10% increase or decrease in the useful economic lives of the Group’s intangible assets.

2021:

	Goodwill	Client lists	Brands	Total
	£	£	£	£
Current amortisation	3,429,870	2,293,872	—	5,723,742
Amortisation with -5% UEL	3,610,391	2,414,602	—	6,024,993
Amortisation with -10% UEL	3,810,968	2,548,747	—	6,359,715
Amortisation with +5% UEL	3,266,544	2,184,640	—	5,451,184
Amortisation with +10% UEL	3,118,065	2,085,338	—	5,203,403

2020:

	Goodwill	Client lists	Brands	Total
	£	£	£	£
Current amortisation	3,488,827	2,334,873	—	5,823,700
Amortisation with -5% UEL	3,672,451	2,457,761	—	6,130,212
Amortisation with -10% UEL	3,876,476	2,594,303	—	6,470,779
Amortisation with +5% UEL	3,322,693	2,223,689	—	5,546,382
Amortisation with +10% UEL	3,171,662	2,122,612	—	5,294,274

2019:

	Goodwill	Client lists	Brands	Total
	£	£	£	£
Current amortisation	(2,836,127)	(2,315,165)	(30,000)	(5,181,291)
Amortisation with -5% UEL	(2,985,397)	(2,437,016)	(31,579)	(5,453,992)
Amortisation with -10% UEL	(3,151,253)	(2,572,405)	(33,333)	(5,756,991)
Amortisation with +5% UEL	(2,701,074)	(2,204,919)	(28,571)	(4,934,564)
Amortisation with +10% UEL	(2,578,298)	(2,104,695)	(27,273)	(4,710,266)

Deferred tax assets in respect of tax losses

The group has material brought forward and carried forward tax losses in the United Kingdom and the United States of America. There is significant estimation uncertainty surrounding the timing of which these losses may be utilised in future. Management reviews forecasts in estimating whether sufficient future taxable profits are likely to arise to warrant recognition of an asset in respect of such losses. The Group’s policy is to only consider forecasts which have been finalised and approved as at the period end, which in this case are for the years ended 31 December 2022 and 2023. In the case of the United Kingdom, these forecasts indicate these losses are to be fully utilised in those periods.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Revenue recognition

Turnover comprises revenue (exclusive of Value Added Tax) recognised by the group in respect of services supplied.

Corporate finance engagements

Fees for annual or quarterly services are billed in advance. Turnover for the provision of annual or quarterly services is recognized in the profit and loss account on a pro rata basis as the service is delivered over the period from the date of the invoice or renewal. The resulting accrued or deferred income is included within debtors or creditors respectively. The service provided to clients is generally providing reporting on funds invested into the relevant deals. This would include corporate finance engagements, management support and office space.

Placement fees are recognised as invoiced at the point of transaction closing.

Interest and investment income

Interest income is recognised using the effective interest rate method.

Dividend income is recognised when the right to receive payment is established.

UK Investment advisory revenue

The revenue shown in the accounts represents amounts due to the group for services rendered in the year, exclusive of Value Added Tax. Consultancy fees are invoiced on a quarterly basis in arrears and therefore at any point in time there is a level of accrued income pro-rata to the services rendered.

The majority of Advisory fees are received from the Pershing Platform quarterly in arrears. At any point in time there is a level of accrued income pro-rata to the expected annual revenues from Pershing.

Overseas Investment advisory revenue

Portfolio management and performance fees generally consist of percentage fees based upon client’s portfolio size and performance and are billed to clients following the close of each calendar quarter. At the end of each month there is an income accrual provided for pro rata quarterly fees which are billed post quarter end. These fees are gross amounts with any related commissions payable presented in cost of sales.

Trust and fiduciary revenue

Invoices raised in advance for the provision of annual services are taken to the profit and loss account on a pro rata basis over the year from the date of the invoice or renewal. The resulting deferred income is included within creditors. Work in Progress is carried at 70% of recorded unbilled time at each month end. This is considered by management to be a reliable consistent estimate of the recoverable proportion of unbilled time at any point, based on retrospective reviews.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Revenue recognition (continued)

Private and family office revenue

Turnover represents amounts receivable for services net of VAT and trade discounts. Invoicing is completed monthly in arrears, with any resulting accrued income included in debtors at the year end.

Revenue from the rendering of services is measured by reference to the stage of completion of the service transaction at the end of the reporting period provided that the outcome can be reliably estimated. The services cover a clearly defined period of time with no uncertainty as to outcome, and therefore we have used the length of time elapsed as the main measure for determining the stage of completion.

Income tax

The taxation expense represents the aggregate amount of current and deferred tax recognised in the reporting period. Tax is recognised in profit or loss, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case, tax is recognised in other comprehensive income or directly in equity, respectively.

Current tax is recognised on taxable profit for the current and past periods. Current tax is measured at the amounts of tax expected to pay or recover using the tax rates and laws that have been enacted or substantively enacted at the reporting date.

Deferred tax is recognised in respect of all timing differences at the reporting date. Unrelieved tax losses and other deferred tax assets are recognised to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits. Deferred tax is measured using the tax rates and laws that have been enacted or substantively enacted by the reporting date that are expected to apply to the reversal of the timing difference.

The Group’s unrecognised deferred tax assets are disclosed in note 21 to the financial statements.

Foreign currencies

Functional and presentational currency

The Group financial statements are presented in pound sterling.

Foreign currency transactions

Foreign currency transactions are translated into the functional currency using the spot exchange rates at the dates of the transactions.

At each period end foreign currency monetary items are translated using the closing rate. Nonmonetary items measured at historical cost are translated using the exchange rate at the date of the transaction and non-monetary items measured at fair value are measured using the exchange rate when fair value was determined.

Foreign exchange gains and losses resulting from the settlement of transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the profit and loss account.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Foreign currencies (continued)

Foreign operations

The trading results of Group undertakings are translated into sterling at the average exchange rates for the year. The assets and liabilities of overseas undertakings, including goodwill and fair value adjustments arising on acquisition, are translated at the exchange rates ruling at the year end. Exchange adjustments arising from the retranslation of opening net investments and from the translation of the profits or losses at average rates are recognised in ‘Other comprehensive income’ and allocated to non-controlling interest as appropriate.

Operating leases

Rentals applicable to operating leases where substantially all of the benefits and risks of ownership remain with the lessor are charged against profits on a straight-line basis over the period of the lease.

The aggregate benefit of lease incentives is recognised as a reduction to expense over the lease term, on a straight-line basis.

Goodwill

Amortisation is calculated so as to write off the cost of an asset, less its estimated residual value, over the useful economic life of that asset as follows:

Subsidiaries, joint ventures and associates -10 years straight line.

Intangible assets

Intangible assets are initially recorded at cost, and are subsequently stated at cost less any accumulated amortisation and impairment losses. Any intangible assets carried at revalued amounts, are recorded at the fair value at the date of revaluation, as determined by reference to an active market, less any subsequent accumulated amortisation and subsequent accumulated impairment losses.

Intangible assets acquired as part of a business combination are recorded at the fair value at the acquisition date.

Amortisation

Amortisation is calculated so as to write off the cost of an asset, less its estimated residual value, over the useful life of that asset as follows:

Goodwill	-	10 years straight line
Brands and licences	-	Between 2 and 5 years straight line
Customer list	-	Between 9 and 22 years straight line

The useful lives of the brands and licenses are based on the contractual agreements that underpin these or the period of expected use, whilst the useful lives of the customers lists depend on the nature of the customer relationships. These useful lives have been benchmarked to market data for entities of a similar nature as part of the PPA work carried out on the acquisition of these entities.

If there is an indication that there has been a significant change in amortisation rate, useful life or residual value of an intangible asset, the amortisation is revised prospectively to reflect the new estimates.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Tangible assets

Tangible assets are initially recorded at cost, and subsequently stated at cost less any accumulated depreciation and impairment losses. Any tangible assets carried at revalued amounts are recorded at the fair value at the date of revaluation less any subsequent accumulated depreciation and subsequent accumulated impairment losses.

An increase in the carrying amount of an asset as a result of a revaluation, is recognised in other comprehensive income and accumulated in equity, except to the extent it reverses a revaluation decrease of the same asset previously recognised in profit or loss. A decrease in the carrying amount of an asset as a result of revaluation, is recognised in other comprehensive income to the extent of any previously recognised revaluation increase accumulated in equity in respect of that asset. Where a revaluation decrease exceeds the accumulated revaluation gains accumulated in equity in respect of that asset, the excess shall be recognised in profit or loss.

Depreciation

Depreciation is calculated so as to write off the cost or valuation of an asset, less its residual value, over the useful economic life of that asset as follows:

Short leasehold property improvements	-	Various - straight line over remaining term on property lease
Fixtures and fittings	-	Between 3 and 5 years straight line
Office equipment	-	Between 3 and 5 years straight line

Investments

Un-listed fixed asset investments are initially recorded at cost and subsequently stated at cost less any accumulated impairment losses. Listed investments are measured at fair value with changes in fair value being recognised in profit or loss. The Group also holds an unlisted convertible note investment at fair value, see note 13 for further detail.

Investments in associates

Investments in associates are accounted for using the equity method of accounting, whereby the investment is initially recognised at the transaction price and subsequently adjusted to reflect the group’s share of the profit or loss, other comprehensive income and equity of the associate.

When the Group’s share of losses of an associate investment equals or exceeds the carrying amount of its investment, the Group stops recognising its share of further losses. The Group recognises its share of any subsequent profits only after its share of profits equals its share of losses not recognised.

Goodwill arising on acquisition of associates is included within the investment cost. This is amortised over 10 years and included in the share of profits/losses included in the income statement.

Investments in joint ventures

Investments in joint ventures are accounted for using the equity method of accounting, whereby the investment is initially recognised at the transaction price and subsequently adjusted to reflect the group’s share of the profit or loss, other comprehensive income and equity of the joint venture.

When the Group’s share of losses of a joint venture investment equals or exceeds the carrying amount of its investment, the Group stops recognising its share of further losses. The Group recognises its share of any subsequent profits only after its share of profits equals its share of losses not recognised.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Investments in joint ventures (continued)

Goodwill arising on acquisition of joint ventures is included within the investment cost. This is amortised over 10 years and included in the share of profits/losses included in the income statement.

Impairment of fixed assets

A review for indicators of impairment is carried out at each reporting date, with the recoverable amount being estimated where such indicators exist. Where the carrying value exceeds the recoverable amount, the asset is impaired accordingly. Prior impairments are also reviewed for possible reversal at each reporting date. For the purposes of impairment testing, when it is not possible to estimate the recoverable amount of an individual asset, an estimate is made of the recoverable amount of the cash-generating unit to which the asset belongs.

The cash-generating unit is the smallest identifiable group of assets that includes the asset and generates cash flows that are largely independent of the cash flows from other assets or groups of assets.

For impairment testing of goodwill, the goodwill acquired in a business combination is, from the acquisition date, allocated to each of the cash-generating units that are expected to benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the company are assigned to those units.

Finance leases

Assets held under finance leases are recognised in the statement of financial position as assets and liabilities at the lower of the fair value of the assets and the present value of the minimum lease payments, which is determined at the inception of the lease term. Any initial direct costs of the lease are added to the amount recognised as an asset.

Lease payments are apportioned between the finance charges and reduction of the outstanding lease liability using the effective interest method. Finance charges are allocated to each period so as to produce a constant rate of interest on the remaining balance of the liability.

Government grants

Government grants are recognised at the fair value of the asset received or receivable. Grants are not recognised until there is reasonable assurance that the Group will comply with the conditions attaching to them and the grants will be received. Government grants are recognised using the accrual model.

Under the accrual model, government grants relating to revenue are recognised on a systematic basis over the periods in which the Group recognises the related costs for which the grant is intended to compensate. Grants that are receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the entity with no future related costs are recognised in income in the period in which it becomes receivable.

Provisions

Provisions are recognised when the entity has an obligation at the reporting date as a result of a past event, it is probable that the entity will be required to transfer economic benefits in settlement and the amount of the obligation can be estimated reliably. Provisions are recognised as a liability in the statement of financial position and the amount of the provision as an expense.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Provisions (continued)

Provisions are initially measured at the best estimate of the amount required to settle the obligation at the reporting date and subsequently reviewed at each reporting date and adjusted to reflect the current best estimate of the amount that would be required to settle the obligation. Any adjustments to the amounts previously recognised are recognised in profit or loss unless the provision was originally recognised as part of the cost of an asset.

Financial instruments

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the entity after deducting all of its financial liabilities.

Where the contractual obligations of financial instruments (including share capital) are equivalent to a similar debt instrument, those financial instruments are classed as financial liabilities. Financial liabilities are presented as such in the balance sheet. Finance costs and gains or losses relating to financial liabilities are included in the profit and loss account. Finance costs are calculated so as to produce a constant rate of return on the outstanding liability.

Where the contractual terms of share capital do not have any terms meeting the definition of a financial liability then this is classed as an equity instrument. Dividends and distributions relating to equity instruments are debited direct to equity.

Compound instruments

Compound instruments comprise both a liability and an equity component. At date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar debt instrument. The liability component is accounted for as a financial liability.

The residual is the difference between the net proceeds of issue and the liability component (at time of issue). The residual is the equity component, which is accounted for as an equity instrument.

The interest expense on the liability component is calculated applying the effective interest rate for the liability component of the instrument. The difference between this amount and any repayments is added to the carrying amount of the liability in the balance sheet.

Loans receivable

Loans receivable are measured initially at fair value and are measured subsequently at amortised cost using the effective interest method, less any impairment. An indicative interest rate is used to calculate the amortised cost of interest free related party loans. This is based on comparable interest rates on loans that the Group has given to other entities.

Executory contracts

Where the Group holds derivative options for non-financial instruments, these are treated as executory contracts and are therefore held off the balance sheet. See note 22 of these financial statements for more information.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Employee benefits

All employee benefits are categorised under cost of sales.

Defined contribution pension plans

Contributions to defined contribution plans are recognised as an expense in the period in which the related service is provided. Prepaid contributions are recognised as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

When contributions are not expected to be settled wholly within 12 months of the end of the reporting date in which the employees render the related service, the liability is measured on a discounted present value basis. The unwinding of the discount is recognised as a finance cost in profit or loss in the period in which it arises.

Share-based payments

Equity-settled share-based payments are measured at fair value at the date of grant. The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis over the vesting period, together with a corresponding increase in equity, based upon the group’s estimate of the shares that will eventually vest, which involves making assumptions about the number of leavers over the vesting period. The vesting period is determined by the period of time the employees must remain in the Group’s employment before the rights to the shares transfer unconditionally to them.

Fair value has been determined with reference to recent transactions with external investors in the company’s shares.

Where the terms of an equity-settled transaction are modified, as a minimum an expense is recognised as if the terms had not been modified. In addition, an expense is recognised for any increase in the value of the transaction as a result of the modification, as measured at the date of modification.

Where an equity-settled transaction is cancelled, it is treated as if it had vested on the date of the cancellation, and any expense not yet recognised for the transaction is recognised immediately.

However, if a new transaction is substituted for the cancelled transaction and designated as a replacement transaction on the date that it is granted, the cancelled and new transactions are treated as if they were a modification of the original transaction, as described in the previous paragraph.

The group has no-cash settled arrangements.

Annual bonus plan

The Group operates an annual bonus plan for employees. An expense is recognised in the profit and loss account when the Group has a legal or constructive obligation to make payments under the plan as a result of past events and a reliable estimate of the obligation can be made.

Short term benefits

Short term benefits, including holiday pay and other similar non-monetary benefits, are recognised as an expense in the period in which the service is received.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

3.	Accounting policies (continued)

Business combinations

Business combinations are accounted for using the purchase method.

The cost of a business combination is measured as the aggregate of the fair values, at the acquisition date, of assets given, liabilities incurred or assumed, and equity instruments issued plus any costs directly attributable to the business combination.

Where control is achieved in stages, goodwill is calculated as the sum of the goodwill arising on each purchase of shares in these entities, being the difference at the date of each purchase between the fair value of the consideration given and the fair value of the identifiable assets and liabilities attributable to the interest purchased.

Where the business combination requires an adjustment to the cost contingent on future events, the estimated amount of that adjustment is included in the cost of the combination at the acquisition date at fair value. Where contingent consideration is estimated at acquisition and this estimate changes, any change to the consideration is treated as an adjustment to the goodwill.

On acquisition of a business, fair values are attributed to the identifiable assets, liabilities and contingent liabilities unless the fair value cannot be measured reliably, in which case the value is incorporated in goodwill. Where the fair value of contingent liabilities cannot be reliably measured they are disclosed on the same basis as other contingent liabilities.

Goodwill recognised represents the excess of the fair value and directly attributable costs of the purchase consideration over the fair values to the Group’s interest in the identifiable net assets, liabilities and contingent liabilities acquired.

Goodwill is amortised over its expected useful life. Where the Group is unable to make a reliable estimate of useful life, goodwill is amortised over a period not exceeding 10 years. Goodwill is assessed for impairment when there are indicators of impairment and any impairment is charged to the income statement. Reversals of impairment are recognised when the reasons for the impairment no longer apply.

Merger relief is applied where the Group issues equity shares in consideration for the shares of another company and secures at least a 90% equity holding in the other company. Where the criteria for merger relief are met, share premium is not recorded on the issue of these shares, and instead a merger reserve is used. This is a requirement of section 612 of the Companies Act 2006 when these criteria are met.

Impact of changes to accounting

FRS 102 was amended in December 2020 to deal with the financial reporting implications associated with the replacement of interest rate benchmarks as part of the international interest rate benchmark reforms. These amendments are referred to as Phase 2 of the interest rate benchmark reform related amendments to FRS 102. Application of the amendments is mandatory and effective for accounting periods beginning on or after 1 January 2021, with early application permitted. There is no effect of the interest rate benchmark reform on the current or prior years financial statements. The effect of the reform on the future financial statements is currently uncertain.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

4.	Turnover

Turnover arises from:

	2021	2020	2019
	£	£	£
Rendering of services	75,164,498	52,263,050	47,070,105

The turnover is attributable to the one principal activity of the Group. An analysis of turnover by the geographical markets that substantially differ from each other is given below:

	2021	2020	2019
	£	£	£
United Kingdom	53,053,810	32,371,445	27,832,611
Switzerland	5,550,023	5,535,726	6,115,067
Portugal	1,283,637	913,623	—
USA	8,367,509	7,339,809	7,386,159
Hong Kong	5,206,522	4,863,268	4,603,666
Spain	335,633	347,149	347,348
France	1,367,364	784,189	785,254
Australia	—	107,841	—

	75,164,498	52,263,050	47,070,105

5.	(Losses)/gains on investments

	2021	2020	2019
	£	£	£
(Loss)/gain on disposal and restructuring of interests in joint ventures and associates	(452,591)	(57,208)	140,235
Gain on disposal of other investments	—	222,222	—

	(452,591)	165,014	140,235

The loss reported in 2021 includes a transaction of £148,277 between equity holders in the group headed by Alvarium Investment (NZ) Limited which has had the impact of diluting the share of net assets of the investee held by the Group. The balance of £304,314 relates to the disposal of the group’s interests in Alvarium Media Finance.

The loss in the 2020 relates to the Group reducing its holding in Alvarium Investment (NZ) Limited from 50% to 46%.

The gain reported on disposal and restructuring of interests in joint ventures and associates in 2019 related to an investment in an associate. The investee issued new shares to a third party which diluted the Company’s shareholding from 35.28% to 30.00%. The gain represents the Company’s share in the associate’s net asset uplift resulting from the new share issue, which were issued at a premium.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

6.	Operating profit/(loss)

Operating profit/(loss) is stated after charging/(crediting):

	2021	2020	2019
	£	£	£
Depreciation of tangible assets	552,293	536,319	438,768
Impairment of trade debtors	277,682	439,829	537,976
Equity-settled share-based payments (credit)/expense	(1,333)	7,296	8,818
Foreign exchange differences	278,611	451,027	(122,097)

7.	Income from other fixed asset investments

	2021	2020	2019
	£	£	£
Income from disposal of asset held at book value	530,170	—	—
Dividends from other fixed asset investments	17,619	3,158	62,995

	547,789	3,158	62,995

8.	Interest receivable

	2021	2020	2019
	£	£	£
Interest on loans and receivables	44,002	100,694	31,735
Interest on cash and cash equivalents	313	1,700	2,588
Interest receivable from joint ventures and associates	159,755	146,690	107,922

	204,070	249,084	142,245

The total income recognised in respect of financial assets measured at amortised cost is £204,070 (2020: £249,084, 2019: £142,245).

The group does not have any financial assets measured at fair value through profit or loss

9.	Interest payable

	2021	2020	2019
	£	£	£
Interest on banks loans and overdrafts	626,214	631,866	655,819
Interest on obligations under finance leases and hire purchase contracts	19,683	37,226	53,488
Interest on shareholder loan facility	844,053	—	—
Other interest payable and similar charges	321,520	60,496	104,150

	1,811,470	729,588	813,457

The total expense recognised in relation to financial liabilities measured at amortised cost is £1,811,470 (2020: £729,588, 2019: £813,457).

The group does not have any financial liabilities measured at fair value through profit or loss.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

10.	Taxation on ordinary activities

Major components of tax (income)/expense

	2021	2020	2019
	£	£	£
Current tax:
UK current tax expense	303,357	686,159	550,281
Adjustments in respect of prior periods	380	(18,420)	—

Total UK current tax	303,737	667,739	550,281

Foreign current tax expense	517,781	362,736	284,363
Adjustments in respect of prior periods	(20,344)	30,727	(2,098)

Total foreign tax	497,437	393,463	282,265

Total current tax	801,174	1,061,202	832,546

Deferred tax:
Origination and reversal of timing differences	1,407,915	(142,158)	1,081
Impact of change in tax rate	(156,063)	58,184	(322,603)
Recognition of DTAs for previously unrecognised losses	(2,589,487)	(1,292,391)	—

Total deferred tax	(1,337,635)	(1,376,365)	(321,522)

Taxation on ordinary activities	(536,461)	(315,163)	511,024

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

10.	Taxation on ordinary activities (continued)

Reconciliation of tax income

The tax assessed on the profit/(loss) on ordinary activities for the year is lower than (2020: higher than, 2019: higher than) the standard rate of corporation tax in the UK of 19% (2020: 19%, 2019: 19%).

	2021	2020	2019
	£	£	£
Profit/(loss) on ordinary activities before taxation	1,411,413	(3,692,354)	(3,222,070)

Profit/(loss) on ordinary activities by rate of tax	268,168	(701,547)	(612,193)
Adjustment to tax charge in respect of prior periods	(19,964)	12,307	(2,098)
Effect of expenses not deductible for tax purposes	1,672,344	369,791	—
Effect of capital allowances and depreciation	52,978	3,298	420,326
Effect of revenue exempt from tax	(3)	(125,015)	(15,960)
Effect of different overseas tax rates on some earnings	(193,301)	(218,185)	(3,893)
Utilisation of tax losses	(422,151)	(95,239)	(304,019)
Unused tax losses	402,001	1,235,991	(110,440)
Gain/(loss) on disposal not taxable	28,173	(99,993)	913,825
Amortisation arising on consolidation	651,675	662,877	(26,736)
Recognition of DTAs for previously unrecognised losses	(2,589,487)	(1,292,391)	538,864
Effect of change in UK tax rates	(156,063)	—	(322,603)
Specific tax allowance in US subsidiary	—	(98,199)	(98,829)
Income from associates and JV’s not taxable in group	(230,831)	31,142	134,780

Tax on profit/(loss)	(536,461)	(315,163)	511,024

On 3 March 2021 the UK government announced an intention to increase the UK corporation tax rate to 25% with effect from 1 April 2023. The impact of this on the Group’s deferred tax assets and liabilities is included above.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

11.	Intangible assets

	Goodwill	Patents, trademarks and licences	Client lists	Total
	£	£	£	£
Cost
At 1 January 2021	34,163,414	524,848	30,287,194	64,975,456
Additions	—	—	—	—
Translation gains/(losses)	(248,891)	—	(49,166)	(298,057)

At 31 December 2021	33,914,523	524,848	30,238,028	64,677,399

Amortisation
At 1 January 2021	15,645,101	524,848	9,141,621	25,311,570
Charge for the year	3,429,870	—	2,293,872	5,723,742

At 31 December 2021	19,074,971	524,848	11,435,493	31,035,312

Carrying amount
At 31 December 2021	14,839,552	—	18,802,535	33,642,087

At 31 December 2020	18,518,313	—	21,145,573	39,663,886

	Goodwill	Patents, trademarks and licences	Client lists	Total
	£	£	£	£
Cost
At 1 January 2020	33,447,865	524,848	30,152,831	64,125,544
Additions	—	—	—	—
Disposals	(37,645)	—	—	(37,645)
Acquisitions through business combinations	453,488	—	—	453,488
Translation gains/(losses)	299,706	—	134,363	434,069

At 31 December 2020	34,163,414	524,848	30,287,194	64,975,456

Amortisation
At 1 January 2020	12,156,274	524,848	6,806,748	19,487,870
Charge for the year	3,488,827	—	2,334,873	5,823,700

At 31 December 2020	15,645,101	524,848	9,141,621	25,311,570

Carrying amount
At 31 December 2020	18,518,313	—	21,145,573	39,663,886

At 31 December 2019	21,291,591	—	23,346,083	44,637,674

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

12.	Tangible assets

	Land and	Fixtures and
	buildings	fittings	Equipment	Total
	£	£	£	£
Cost
At 1 January 2021	887,072	685,643	1,652,988	3,225,703
Additions	5,208	26,869	383,151	415,228
Disposals	—	(8,501)	(228,879)	(237,380)
Translation gains/(losses)	1,026	314	(23,375)	(22,035)

At 31 December 2021	893,306	704,325	1,783,885	3,381,516

Depreciation
At 1 January 2021	509,023	477,337	1,323,930	2,310,290
Charge for the year	216,599	86,126	249,568	552,293
Disposals	—	(8,501)	(210,903)	(219,404)
Translation gains/(losses)	369	46	(20,230)	(19,815)

At 31 December 2021	725,991	555,008	1,342,365	2,623,364

Carrying amount
At 31 December 2021	167,315	149,317	441,520	758,152

At 31 December 2020	378,049	208,306	329,058	915,413

	Land and	Fixtures and
	buildings	fittings	Equipment	Total
	£	£	£	£
Cost
At 1 January 2020	868,001	605,633	1,232,267	2,705,901
Additions	22,102	81,008	278,412	381,522
Disposals	—	—	(32,900)	(32,900)
Acquisitions through bus. combs.	—	—	156,113	156,113
Disposals through bus. combs.	—	—	(2,241)	(2,241)
Translation gains/(losses)	(3,031)	(998)	21,337	17,308

At 31 December 2020	887,072	685,643	1,652,988	3,225,703

Depreciation
At 1 January 2020	294,406	358,305	1,016,261	1,668,972
Charge for the year	215,527	118,970	201,822	536,319
Disposals	—	—	(32,900)	(32,900)
Disposals through bus. combs.	—	—	(1,519)	(1,519)
Translation (gains)/losses	(910)	62	16,020	15,172
Acquisitions through bus. combs.	—	—	124,246	124,246

At 31 December 2020	509,023	477,337	1,323,930	2,310,290

Carrying amount
At 31 December 2020	378,049	208,306	329,058	915,413

At 31 December 2019	573,595	247,328	216,006	1,036,929

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

12.	Tangible assets (continued)

Included within the carrying value of tangible assets are the following amounts relating to assets held under finance leases:

	Land and	Fixtures and
	buildings £	fittings £	Equipment £	Total £
At 31 December 2021	165,505	—	—	165,505
At 31 December 2020	248,258	25,988	12,737	286,983

13.	Investments

	Interests in associates	Joint ventures	Other investments other than loans	Total
	£	£	£	£
Share of net assets/cost
At 1 January 2021	2,902,373	9,482,998	198,061	12,583,432
Additions	—	6,208	2,220,050	2,226,258
Disposals	(10,206)	—	(85,121)	(95,327)
Revaluations	—	—	(87,892)	(87,892)
Share of profit or loss	1,410,850	2,898,485	—	4,309,335
Dividends received	(1,312,561)	(1,266,860)	—	(2,579,421)
Movements in equity	—	(655,944)	—	(655,944)
Gains/(losses) on translation	(30,201)	(199,392)	—	(229,593)

At 31 December 2021	2,960,255	10,265,495	2,245,098	15,470,848

Impairment
At 1 January 2021	231,008	169,418	30,429	430,855
Impairment losses	—	—	242,500	242,500

At 31 December 2021	231,008	169,418	272,929	673,355

Carrying amount
At 31 December 2021	2,729,247	10,096,077	1,972,169	14,797,493

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

13.	Investments (continued)

	Interests in associates	Joint ventures	Other investments other than loans	Total
	£	£	£	£
Share of net assets/cost
At 1 January 2020	3,014,578	9,081,205	121,298	12,217,081
Additions	250,734	90	78,904	329,728
Disposals	—	(57,180)	(2,141)	(59,321)
Share of profit or loss	459,284	1,925,289	—	2,384,573
Dividends received	(902,844)	(1,445,140)	—	(2,347,984)
Movements in equity	—	(112,050)	—	(112,050)
Gains on translation	80,621	90,784	—	171,405

At 31 December 2020	2,902,373	9,482,998	198,061	12,583,432

Impairment
At 1 January 2020	—	169,418	30,429	199,847
Impairment charge	231,008	—	—	231,008

At 31 December 2020	231,008	169,418	30,429	430,855

Carrying amount
At 31 December 2020	2,671,365	9,313,580	167,632	12,152,577

The share of profit or loss from associates and joint ventures includes amortisation relating to the acquisition of those associates and joint ventures totalling £68,321 (2020: £73,526, 2019: £49,114) and £641,873 (2020: £641,873, 2019: £641,873).

The ‘other investments’ figure above includes a convertible note in an unlisted entity which was purchased in December 2021. This investment is held at a fair value of £1,607,301 which was the cost of the investment. The fair value of the note is driven by the credit quality of the underlying business and its ability to deliver a coupon, along with the potential outcome of any business sale in the next 36 months from the year end date, as the note has various equity upside features.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

13.	Investments (continued)

Subsidiaries, associates and other investments

Details of the investments in which the Group and the parent Company have an interest of 20% or more are as follows:

Subsidiary undertakings	Country of incorporation	Class of share		Percentage of shares held
				2021	2020	2019
Alvarium RE Limited (1)	United Kingdom	Ordinary		100	100	100
Alvarium Investment Management Limited (1)	United Kingdom	Ordinary		75	75	75
		Ordinary	*	25	25	25
Alvarium PO (Payments) Limited*(1)	United Kingdom	Ordinary	*	100	100	100
LJ GP Carry Sarl(6)	Luxembourg	Ordinary		100	100	100
Alvarium Investment Advisors (UK) Limited*(1)	United Kingdom	Ordinary		100	100	100
Alvarium Investments Advisors (USA) Inc.(3)	USA	Ordinary		100	100	100
Alvarium RE (US) LLC.(3)	USA	Ordinary		100	100	0
Alvarium Investments Advisors (Suisse) SA(5)	Switzerland	Ordinary		100	100	100
Alvarium Investments Advisors (Hong Kong) Limited(23)	Hong Kong	Ordinary		100	100	100
Alvarium Investments Advisors (Portugal) Limited	Portugal	Ordinary		100	100	0
LJ GP International Limited*(7)	Isle of Man	Ordinary		100	100	100
LJ Trust and Fiduciary Holdings Limited*(7)	Isle of Man	Ordinary		100	100	100
LJ Group Holdings Limited*(7)	Isle of Man	Ordinary		100	100	100
LJ Management (Suisse) SA*(5)	Switzerland	Ordinary		100	100	100
LJ Management (IOM) Limited*(7)	Isle of Man	Ordinary		100	100	100
LJ Capital (IOM) Limited*(7)	Isle of Man	Ordinary		100	100	100
LJ Luxembourg SA*(6)	Luxembourg	Ordinary LLP		100	100	100
Alvarium Investment Managers (UK) LLP*(1)	United Kingdom	Interest		98	98	98
Alvarium PO Limited*(1)	United Kingdom	Ordinary		100	100	100
Alvarium Private Client Limited*(1)	United Kingdom	Ordinary		100	100	100
Alvarium Pradera Holdings Limited*(1)	United Kingdom	Ordinary		100	100	100
LJ Capital (IOM) Hadley Limited*(7)	Isle of Man	Ordinary		100	100	100
Alvarium Investment Management (US) Holdings Corp(4)	USA	Ordinary		100	100	100
LJ Sports and Entertainment LLC*(4)	USA	Ordinary		100	100	100
Alvarium Investment Managers LLC*(4)	USA	Partnership interest		100	100	100
Alvarium Fund Managers (UK) Limited*(1)	United Kingdom	Ordinary		100	100	0
LJ Capital (HPGL) Limited*(1)	United Kingdom	Ordinary A and B		100	100	100
Alvarium Cl (US) LLC(4)	USA	Partnership interest		100	100	0
Alvarium MB (US) BD LLC(4)	USA	Partnership interest		100	100	100
Alvarium Cl Limited(1)	United Kingdom	Ordinary		100	100	100
Alvarium Cl Advisors (UK) Limited*(1)	United Kingdom	Ordinary		100	100	100

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

13.	Investments (continued)

Subsidiaries, associates and other investments (continued)

Subsidiary undertakings	Country of incorporation	Class of share	Percentage of shares held
			2021	2020	2019
Alvarium Home REIT Advisors Limited*(1)	United Kingdom	Ordinary	100	100	0
Alvarium Compass GP Limited*(7)	Isle of Man	Ordinary	100	100	100
Alvarium Group Operations Limited(1)	United Kingdom	Ordinary	100	100	100
Alvarium Investment Advisors (Singapore) Pte. Limited(29)	Singapore	Ordinary	100	100	0
Alvarium MB Limited(1)	United Kingdom	Ordinary	100	100	100
Alvarium MB (UK) Limited*(1)	United Kingdom	Ordinary	100	100	100
Alvarium Securities Limited*(1)	United Kingdom	Ordinary	100	100	100
Alvarium Investments Advisors (France) SAS*(2)	France	Ordinary	100	100	0
LJ Pankow I Feeder GP Limited*(7)	Isle of Man	Ordinary	100	100	100
LJ Pankow II Feeder GP Limited*(7)	Isle of Man	Ordinary	100	100	100
Puffin Agencies Limited*(9)	Gibraltar	Ordinary	100	100	100
Clambake Limited*(19)	British Virgin Islands	Ordinary	100	100	100
Clambake Inc.* (8)	Marshall Islands	Ordinary	100	100	100
Dubois Services Limited*(19)	British Virgin Islands	Ordinary	100	100	100
Cellar Limited*(19)	British Virgin Islands	Ordinary	100	100	100
LJ Management (BVI) Limited*(19)	British Virgin Islands	Ordinary	100	100	100
LJ Skye Services Limited*(19)	British Virgin Islands	Ordinary	100	100	100
Cellar lnc.*(10)	Turks and Caicos	Ordinary	100	100	100
LJ Capital Partners Limited*(19)	British Virgin Islands	Ordinary	100	100	100
Triptych Holdings (Gibraltar) Limited*(9)	Gibraltar	Ordinary	100	100	100
LJ Skye Trustees Limited*(7)	Isle of Man	Ordinary	100	100	100
Alvarium Management (IOM) Limited	Isle of Man	Ordinary	100	100	0
Waterstreet One Limited*(7)	Isle of Man	Ordinary	100	100	100
Waterstreet Two Limited*(7)	Isle of Man	Ordinary	100	100	100
Park Limited*(7)	Isle of Man	Ordinary	100	100	100
Lake Limited*(7)	Isle of Man	Ordinary	100	100	100
Harbour Limited*(7)	Isle of Man	Ordinary	100	100	100
Stone Limited*(7)	Isle of Man	Ordinary	100	100	100
Whitebridge Limited*(7)	Isle of Man	Ordinary	100	100	100
LJ QG Bow Limited*(7)	Isle of Man	Ordinary	100	100	100
CF I Feeder GP Limited*(25)	Cayman Islands	Ordinary	100	100	100

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

13.	Investments (continued)

Subsidiaries, associates and other investments (continued)

Subsidiary undertakings	Country of incorporation	Class of share	Percentage of shares held
			2021	2020	2019
KF I Feeder GP Limited*(25)	Cayman Islands	Ordinary	100	100	100
LJ Ardstone Spain S.L.*(26)	Spain	Ordinary	70	70	70
LJ Cresco Holdco Limited*(7)	Isle of Man	Ordinary	100	100	100
LJ Directors (UK) Limited*(1)	United Kingdom	Ordinary	100	100	100
LJ Management Nominees (UK) Limited*(1)	United Kingdom	Ordinary	100	100	100
LJ UK Cities Carry LP Inc.* (7)	Isle of Man	Partnership interest	65	65	65
LJ Cresco GP Holdings Limited*(7)	Isle of Man	Ordinary	100	100	100
LJ Capital (IOM) T4 Limited*(7)	Isle of Man	Ordinary	100	100	100
Loire Services Limited*(7)	Isle of Man	Ordinary	100	100	100
Southwood Limited*(7)	Isle of Man	Ordinary	100	100	100
Mooragh (BVI) Limited*(19)	British Virgin Islands	Ordinary	100	100	100
Whitebridge (BVI) Limited*(19)	British Virgin Islands	Ordinary	100	100	100
LJ Station 2 GP Limited*(19)	Isle of man	Ordinary	100	100	0
LJ Fusion Feeder GP Limited*(7)	Isle of Man	Ordinary	100	100	0
Alvarium Goodmayes Limited*(1)	United Kingdom	Ordinary	100	100	0
Alvarium Streatham Limited*(1)	United Kingdom	Ordinary	100	100	0
VO Feeder GP*(25)	Cayman Islands	Ordinary	100	100	0
Alvarium Cl (US) LLC(3)	USA	Partnership interest	100	0	0
LXI REIT Advisors Limited*(1)	United Kingdom	Ordinary	100	59
Alvarium Social Housing Advisors Limited*(1)	United Kingdom	Ordinary	100	76.4	0
Alvarium Penge Limited*(1)	United Kingdom	Ordinary	100	0	0
LJ Administration (UK) Limited*(1)	United Kingdom	Ordinary	0	0	100
Alvarium MB (US) LLC(4)	USA	Partnership interest	0	0	100
LJ Skye 2 (PTC) Limited*(19)	British Virgin Islands	Ordinary	0	0	100
Ecne Holdings Limited*(10)	Turks and Caicos	Ordinary	0	0	100
LJ Advisors Singapore Pte. Limited(29)	Singapore	Ordinary	0	0	100
Iskander SAS*(2)	France	Ordinary	0	0	100

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

13.	Investments (continued)

Subsidiaries, associates and other investments (continued)

Other holdings (refer to note 3 for accounting treatment)	Country of incorporation	Class of share	Percentage of shares held
			2021	2020	2019
LJ Capital (Woody) Limited*	United Kingdom	A Shares	80	80	80
		B Shares	16	16	16
LJ Capital (RL) Limited*	British Virgin Islands	A Shares Ordinary	100	100	100
LJ London Holdings Limited	Isle of Man	shares	100	100	100
LJ Maple Limited*	Guernsey	A Shares	100	100	100
LJ Greenwich Sari*	Luxembourg	A Shares	0.19	0.19	0.19
		B Shares	100	100	100
LJ Maple Belgravia Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Circus Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Hamlet Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Hill Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple St. Johns Wood Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Kew Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Kensington Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Chelsea Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Tofty Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Duke Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Abbey Limited*	British Virgin Islands	A Shares	100	100	100
LJ Maple Nine Elms Limited*	British Virgin Islands	A Shares	100	100	100
LJ Green Lanes Holdings Limited*	Isle of Man British Virgin	A Shares	100	100	100
LJ T4 GP Limited*	Islands	A Shares	100	100	100
PMD Finance Sari	Luxembourg	A Shares	1.57	1.57	60

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

13.	Investments (continued)

Subsidiaries, associates and other investments (continued)

Associates	Country of incorporation	Class of share	Percentage of shares held
			2021	2020	2019
Queensgate Investments LLP*(13)	United Kingdom	LLP Interest	30	30	50
Queensgate Investments II GP LLP*(12)	United Kingdom	LLP Interest	30	30	30
Queensgate Investment Management Limited*(13)	United Kingdom	Ordinary	30	30	30
Queensgate Hospitality Management Limited*(31)	United Kingdom	Ordinary	30	30	30
		A Shares	100	100	100
Cellar Holdings Limited	Ireland	Ordinary Partnership	50	50	50
Queensgate Mayfair Carry LP*(7)	Isle of Man	Interest Partnership	50	50	50
Queensgate Carry Partner SCS	Luxembourg	Interest	29.1	29.1	29.1
Queensgate Investments I Sarl*(16)	Luxembourg	Ordinary Shares	37.5	37.5	37.5
Queensgate Mayfair Carry GP Ltd*(7)	Isle of Man	Ordinary Shares	50	50	50
Queensgate Mayfair Co-Invest GP Ltd*(7)	Isle of Man	Ordinary Shares Partnership	33.33	33.33	33.33
Queensgate Investments II Carry GP LLP*(21)	United Kingdom	Interest Partnership	16.67	16.67	33.33
Queensgate Fusion GP LLP*(2i)	United Kingdom	Interest	16.67	16.67	0
Queensgate Carry Partner GP Coop SA*(16)	Luxembourg	Ordinary Shares Partnership	50	50	50
Queensgate Investments II Carry LP*(21)	United Kingdom	Interest Partnership	24	24	24
Queensgate Bow Co-Invest Carry LP*(21)	United Kingdom	Interest	25.5	25.5	25.5
Queensgate Bow Co-Invest Carry GP LLP*(21)	United Kingdom	LLP Interest	33.33	33.33	33.33
Queensgate Bow GP LLP*(14)	United Kingdom	LLP interest Partnership	16.67	16.67	16.67
Gem Carry GP LLP*(21)	United Kingdom	Interest Partnership	50	50	0
Gem Carry LP*(21)	United Kingdom	Interest	25	25	0
Queensgate Investments II AIV GP LLP*(12)	United Kingdom	LLP Interest Partnership	16.67	16.67	0
Queensgate Fusion Co-Invest Carry LP*(21)	United Kingdom	interest Partnership	25.5	25.5	25.5
Queensgate Fusion Co-Invest Carry GP LLP*(21)	United Kingdom	interest	25	25	25
Alvarium Capital Partners Limited*(1)	United Kingdom	Ordinary Shares	30	30	35
Alvarium Investment Managers (Suisse) SA*(30)	Switzerland	Ordinary Shares	30	30	30
NZ Propco Holdings Limited* (35)	New Zealand	Ordinary Shares Partnership	23	23	0
Urban Spaces Carry LP*(22)	Guernsey	interest	25	25	0
Cresco Pankow 1 SCA*(17)	Luxembourg	Ordinary Shares	30	30	0
Cresco Terra 1 New SCA*(17)	Luxembourg	Ordinary Shares	30	30	0

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

13.	Investments (continued)

Subsidiaries, associates and other investments (continued)

Associates	Country of incorporation	Class of share	Percentage of shares held
			2021	2020	2019
Cresco Station 1 SCA*(17)	Luxembourg	Ordinary Shares	30	30	0
Pradera European Retails Parks Carry LP*(36)	United Kingdom	Partnership interest	30	30	0
Templeton C&M Holdco Limited*(35)	New Zealand	Ordinary	23	23	0
Queensgate Investments II AIV GP LLP(12)	United Kingdom	Partnership interest	0	0	16.67
Albacore SA*(30)	Switzerland	Ordinary Shares	0	0	30

Joint ventures

Osprey Equity Partners Limited*(1)	United Kingdom	Ordinary	50	50	50
CRE S.a r.l*(17)	Luxembourg	Ordinary	33.33	33.33	33.33
Cresco Urban Yurt Sarl*(i8)	Luxembourg	Ordinary	33.33	33.33	33.33
Cresco Urban Yurt S.L.P.*(18)	Luxembourg	Partnership interest	33.33	33.33	33.33
Cresco Capital Advisors LLP*(1)	United Kingdom	LLP Interest	33.33	33.33	33.33
Cresco Capital Group Fund I GP Limited*(22)	Guernsey	Ordinary	33.33	33.33	33.33
Cresco Immobilien Verwaltungs Gmbh*(27)	Germany	Ordinary	33.33	33.33	33.33
Cresco Terra Holdings Sarl*(17)	Luxembourg	Ordinary Shares	30	30	30
Osprey Aldgate Advisors Limited*(1)	United Kingdom	Ordinary	50	50	50
Kuno Investments Limited*(20)	British Virgin Islands	Ordinary	49.9	49.9	49.9
Alvarium Investment (NZ) Limited*(28)	New Zealand	Ordinary	46	46	50
Cresco Capital Urban Yurt Holdings 2 Sarl*(17)	Luxembourg	Ordinary	33.33	33.33	33.33
Alvarium Investments (AUS) Pty Limited*(33)	Australia	Ordinary	50	50	100
HPGL Holdings Limited*(24)	Hong Kong	Ordinary	50	50	50
Hadley Property Group Holdings Limited*(15)	United Kingdom	Ordinary	35	35	35
Alvarium Kalrock LLP*(1)	United Kingdom	Membership interest	40	40	40
Bluestar Advisors Limited*(1)	United Kingdom	Ordinary	40	40	0
Alvarium Bluestar Diamond Limited*(7)	Isle of Man	Ordinary	40	40	0
Alvarium Media Finance, LLC*(34)	United States	Membership Interest	50	50	0
Alvarium Osesam SAS*(2)	France	Ordinary	50	50	0
Pointwise Partners Limited*(1)	United Kingdom	Ordinary	50	50	0
Alvarium Core Partners LLP*(1)	United Kingdom	Membership interest	40	40	40
Casteel Capital LLP*(1)	United Kingdom	Membership Interest	50	50	50
Alvarium Guardian LLP*(1)	United Kingdom	Ordinary	50	0	0
Cresco Terra 2 S.C.A.(17)	Luxembourg	Partnership interest	0	0	30
LJ Management (Mauritius) Limited*(32)	Mauritius	Ordinary	0	0	50

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

13.	Investments (continued)

Subsidiaries, associates and other investments (continued)

Registered addresses

The subsidiaries, joint ventures and associates disclosed above are registered at the following addresses:

(1)	10 Old Burlington Street, London, W1S 3AG
(2)	35 Avenue Franklin D. Roosevelt, 75008, Paris
(3)	111 Brickell Avenue, Suite 2802, Miami, Florida, 33131
(4)	251 Little Falls Drive, Wilmington, DE 19808 New Castle County
(5)	8 Rue Saint Leger, Geneva 1205, Switzerland
(6)	6A, An Ditert L-8076 Bertrange, Luxembourg
(7)	Commerce House, 1 Bowring Road, Ramsey, Isle of Man, IM8 2LQ
(8)	Trust Company Complex, Ajeltake Road, Ajeltake Island, Marshall Islands
(9)	Suite 16, Watergardens 5, Waterport Wharf, Gibraltar
(10)	Britannic House, Providenciales, Turks and Caicos Islands
(11)	C/o Pitcher Partners, Level 13, 664 Collins Street, Docklands, VIC 3008
(12)	The Scalpel, 18th Floor, 52 Lime Street, London, England, EC3M 7AF
(13)	8 Hill Street, London, W1J 5NG
(14)	Asticus Building, 2nd Floor, 21 Palmer Street, London, England, SW1H 0AD
(15)	3rd Floor, 16 Garrick Street, Garrick Street, London, United Kingdom, WC2E 9BA
(16)	1, Rue Jean-Pierre Brasseur, L-1258 Luxembourg
(17)	6, rue d’ Arion, L- 8399 Luxembourg Luxembourg
(18)	89e Parc d’Activité Luxembourg Capellan, Luxembourg
(19)	3rd Floor, Yamraj Building, Market Square, P.O. Box 3175, Road Town, Tortola, British Virgin Islands
(20)	Equity Trust (BVI) Limited, PO Box 438, Palm Grove House, Road Town Tortola, BVI
(21)	1 Exchange Crescent, Conference Square, Edinburgh, EH3 8UL
(22)	1 Royal Plaza Avenue, St Peter Port, Guernsey
(23)	Suite 3801, One Exchange Square, 8 Connaught Place, Central, Hong Kong
(24)	22F South China Building, 1-3 Wyndham Street, Central, Hong Kong
(25)	Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands
(26)	RB De Catulunya, Num 86, P.1. PTA, Barcelona, 08008
(27)	Rudi-Dutschke-Strasse 26, 10969 Berlin, Germany
(28)	Zurich House, Level 9, 21 Queen Street, Auckland, 1010
(29)	c/o Abogado Pte Ltd, 8 Marina Boulevard, 05-02, Marina Bay Financial Centre Tower 1, Singapore 018981
(30)	Via Nassa 29, 6900 Lugano, Switzerland
(31)	97 Cromwell Road, London, England, SW7 4DN
(32)	6th Floor, Ken Lee Building, 20 Edith Cavell Street, Port Loius, Mauritius
(33)	Level 13, 664 Collins Street, Docklands VIC 3008
(34)	9000 W Sunset Boulevard, Penthouse, West Hollywood, CA 90069
(35)	19 Mackelvie Street, Grey Lynn, Auckland, 1021 , New Zealand
(36)	50 Lothian Road, Festival Square, Edinburgh, EH3 9WJ
*	denotes investments not held directly by the parent Company

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

13.	Investments (continued)

Subsidiaries, associates and other investments (continued)

The below table represents the financial results of other holdings, for which the Group has not recorded the financial results in its consolidated financial statements. This is explained in detail in the ‘Entities excluded from consolidation due to limited economic rights’ section within note 3 to these financial statements:

	Capital and reserves		Profit/(loss) for the year
	2021	2020	2021	2020
	£	£	£	£
Subsidiary undertakings
LJ London Holdings Limited	—	1,133	(1,133)	18,853
LJ Maple Limited*	(101,370)	(74,866)	(26,504)	(28,240)
LJ Maple Chelsea Limited*	380,115	391,228	(11,113)	(9,166)
LJ Maple Hamlet Limited*	41,389	(98,403)	139,792	(28,935)
LJ Maple Circus Limited*	(110,193)	(101,918)	(8,275)	(7,751)
LJ Maple Belgravia*	(41,308)	(28,547)	(12,761)	(8,395)
LJ Maple Tofty Limited*	(165,417)	(157,361)	(8,056)	(7,332)
LJ Maple St Johns Wood Limited*	(153,722)	(179,249)	(9,246)	(41,655)
LJ Maple Kew Limited*	(37,370)	(29,833)	(7,537)	(6,361)
LJ Maple Kensington Limited	(89,901)	(85,916)	(9,056)	(11,370)
LJ Maple Hill Limited*	139,861	129,574	10,287	28,262
LJ Maple Nine Elms Limited*	(621,591)	(510,079)	(111,512)	(218,079)
LJ Maple Duke Limited*	(224,513)	(295,398)	70,885	(30,862)
LJ Maple Abbey Limited*	(172,889)	(161,742)	(11,147)	(7,021)
LJ T4 GP Limited*	25,536,278	25,529,573	6,705	866,508

*	denotes investments not held directly by the parent company

14.	Debtors

	2021 £	2020 £
Trade debtors	8,911,840	5,821,677
Amounts owed by the Group’s associates and joint ventures	5,771,802	4,669,533
Deferred tax asset	4,104,324	2,770,219
Prepayments and accrued income	13,929,657	11,187,743
Corporation tax repayable	—	12,557
Deferred consideration receivable	—	—
Other debtors	4,285,775	4,594,370

	37,003,398	29,056,099

All debtors are due within one year.

Amounts due from the groups associates and joint ventures

The group has provided various working capital loans to a number of its associates and joint ventures. These have generally been used to fund the activities of the investees while they are in a start up phase. These loans have a variety of terms in respect of interest rates and repayment terms. Any interest accruing on these loans are added to the balances disclosed above.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

15.	Other current assets

	2021 £	2020 £
Other investments	4,254	4,940

16.	Creditors: amounts falling due within one year

	2021	2020
	£	£
Bank loans and overdrafts	10,323,187	68,394
Deferred consideration payable on acquisition	179,122	877,492
Trade creditors	2,175,401	1,827,030
Amounts owed to the Group’s associates and joint ventures	749,005	219,998
Accruals and deferred income	23,950,275	9,598,521
Corporation tax	452,484	811,054
Social security and other taxes	1,001,918	1,705,021
Obligations under finance leases and hire purchase contracts	127,174	240,336
Other creditors	1,945,286	1,319,322

	40,903,852	16,667,168

Refer to note 18 for further details of the deferred consideration payable on acquisition.

The bank loan as at 31 December 2021, accrues interest at LIBOR plus 4.75% (2020 and 2019: LIBOR plus 4.75%). It is due for repayment at the maturity date in August 2022. The undrawn portion of the facility (£4.75m at the period end) attracts interest at 1.9%. The interest rate switched to a risk free benchmark (SONIA) on the cessation date for LIBOR which occurred on 31 December 2021. Accrued interest is payable monthly in arrears.

17.	Creditors: amounts falling due after more than one year

	2021 £	2020 £
Bank loans and overdrafts	—	8,750,000
Deferred consideration payable on acquisition	—	180,531
Obligations under finance leases and hire purchase contracts	—	127,174

	—	9,057,705

As at 31 December 2021, all non-current liabilities in 2020 are now current liabilities and disclosed in note 16.

The bank loan as at 31 December 2020, accrued interest at LIBOR plus 4.75% (2019: LIBOR plus 4.75%), due for repayment at the maturity date in August 2022. The undrawn portion of the facility (£6.25m at 31 December 2020) attracts interest at 1.9%. The interest rate switched to a risk free benchmark (SONIA) on the cessation date for LIBOR which occurred on 31 December 2021.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

18.	Deferred consideration payable on acquisition

Details regarding the deferred consideration payable on acquisition are given below:

			Alvarium
	Iskander SAS	Albacore SA	Investment Managers (UK) LLP	Total
	£	£	£	£
Brought forward at 1 January 2021	1,058,023	—	—	1,058,023
Payments made	(859,107)	—	—	(859,107)
Interest	25,798	—	—	25,798
Foreign exchange variances	(45,592)	—	—	(45,592)

Carried forward at 31 December 2021	179,122	—	—	179,122

			Alvarium
	Iskander SAS	Albacore SA	Investment Managers (UK) LLP	Total
	£	£	£	£
Brought forward at 1 January 2020	993,017	411,439	422,192	1,826,648
Additions/(reversals)	(37,645)	19,725	100,647	82,727
Payments made	—	(468,817)	(530,264)	(999,081)
Interest	46,179	5,484	7,425	59,088
Foreign exchange variances	56,472	32,169	—	88,641

Carried forward at 31 December 2020	1,058,023	—	—	1,058,023

Alvarium Investment Managers (UK) LLP

Following the acquisition of Alvarium Investment Managers (UK) LLP in March 2015, the final deferred consideration instalment was settled in March 2020. The amount due for payment in March 2020 was £530,263. This had historically been discounted using a discount rate of 9.75%.

During the year discount of £nil (2020: £7,425, 2019: £45,744) has been released to the income statement as an interest charge.

The estimates concerning the amount payable were also revised in line with the final payment calculations, resulting in the recognition of an additional £nil (2020: £100,646, 2019: £111,242) liability due for payment.

The liability had been settled in full at 31 December 2020.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

18.	Deferred consideration payable on acquisition (continued)

Iskander SAS

Following the acquisition of Iskander SAS in March 2019, deferred consideration was due in various instalments, the last of which was a fixed amount of EUR215,803 paid in March 2022.

A downward adjustment of £NIL (2020: £37,646, EUR50,000, 2019: EURNIL) was made to the consideration during the year, and payments of EUR1,000,000 (2020: EURNIL, 2019: EURNIL) were made during the year and translated to a GBP equivalent of £859,107 (2020: £NIL, 2019: £NIL).

The remaining amount outstanding has been historically discounted using a discount rate of 5.50% (being the prevailing rate of interest on the group’s bank facility at the date of acquisition) to a present value of EUR183,781 (2020: EUR1,083,692) and translated to a GBP equivalent of £158,010 (2020: £931,650).

During the year discount totalling £25,798 (2020: £46,179, 2019: £40,935) was released to the income statement, and a foreign exchange gain of £45,592 (2020: loss - £56,472, 2019: gain - £18,414) also recognised in the income statement.

Closing liabilities of £179,122 (2020: £877,492) and £NIL (2020: £180,531) are included in creditors falling due within one year and more than one year respectively.

Albacore SA

The group acquired a 30% share in Albacore SA during 2019. Deferred consideration of CHF 536,125 was estimated to be due in March 2020. During 2020 this was revised upwards to CHF570,880 and settled in full.

This had been discounted using a discount rate of 5.50% to a present value of CHF508,175 and translated to a GBP equivalent of £391,839.

During the year discount totalling £nil (2020: £5,484, 2019: £16,430) was released to the income statement, and a foreign exchange loss of £nil (2020: £32,169, 2019: £3,170) also recognised in the income statement.

The liability had been settled in full at 31 December 2020.

19.	Obligations under finance leases

The total future minimum lease payments under finance leases and hire purchase contracts are as follows:

	2021	2020
	£	£
Not later than 1 year	130,009	260,018
Later than 1 year and not later than 5 years	—	130,009

	130,009	390,027
Less: future finance charges	(2,835)	(22,517)

Present value of minimum lease payments	127,174	367,510

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

20.	Provisions

Deferred tax (note 21) £
At 1 January 2021	1,978,716
Additions	39,876
Charge against provision	(57,020)
Foreign exchange difference	(3,339)

At 31 December 2021	1,958,233

Deferred tax (note 21) £
At 1 January 2020	2,098,969
Additions	1,527
Charge against provision	(129,076)
Foreign exchange difference	7,296

At 31 December 2020	1,978,716

Deferred tax (note 21) £
At 1 January 2019	2,771,200
Charge against provision	(609,442)
Foreign exchange difference	(62,789)

At 31 December 2019	2,098,969

21.	Deferred tax

The deferred tax included in the statement of financial position is as follows:

	2021 £	2020 £
Included in debtors (note 14)	4,104,324	2,770,219
Included in provisions (note 20)	(1,958,233)	(1,978,716)

	2,146,091	791,503

The deferred tax account consists of the tax effect of timing differences in respect of:

	2021 £	2020 £
Accelerated capital allowances	(41,829)	(1,911)
Unused tax losses	3,512,706	2,681,964
Business combinations	(1,916,404)	(1,976,805)
Accrued expenses not yet tax deductible	197,887	—
Specific allowance in US subsidiary	393,731	88,255

	2,146,091	791,503

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

21.	Deferred tax (continued)

Unused tax losses

The Group has recognised carried forward deferred tax assets amounting to £2,853,572 (2020: £1,777,150) relating to unused UK corporation tax losses of £13,595,618 (2020: £9,353,421), which are forecast to be realised during the years ending 31 Dec 2022 and 2023 and will result in an estimated UK tax saving of £2,853,572 (2020: £1,777,150). The deferred tax assets amounting to £1,777,150 as at 31 December 2020 were forecasted to be realised during the years ending 31 Dec 2021 and 31 Dec 2022. The impact of the change in the rate of UK corporation tax to 25% from 1 April 2023 (announced March 2021) has been factored into the asset based on the forecast realisation date.

The Group has recognised carried forward deferred tax assets amounting to £53,610 (2020: £123,807) relating to unused Swiss corporation tax losses of CHF472,567 (2020: CHF1,071,407), which when realised will result in a Swiss tax saving of CHF66,112 (2020: CHF149,890).

The Group has recognised carried forward deferred tax assets amounting to £605,524 (2020: £781,007) relating to unused US corporation tax losses of $3,232,320 (2020: $4,687,500), which when realised will result in a US tax saving of $819,393 (2020: $1,067,637).

Specific allowance in US subsidiary

The Group also has recognised a deferred tax asset in respect of some tax goodwill arising in a US subsidiary which is being amortised through to 2024. The amortisation charge, which is not recognised in the accounts, is a tax deductible expense and hence will result in a future tax deduction.

Business combinations

The Group has carried forward deferred tax liabilities amounting to £1,916,404 (2020: £1,976,805) in relation to separate intangible assets arising on business combinations from 2014 through to 2016. The impact of the change in the rate of UK corporation tax to 25% from 1 April 2023 (announced March 2021) has been factored into the liability based on the forecast realisation date.

Accrued expenses not yet tax deductible

The Group has recognised a deferred tax asset amounting to £197,887 (2020: £NIL) in respect of certain accrued expenses amounting to $1,056,334 (2020: $NIL) in a US subsidiary which are not tax deductible until settled. Once realised this will result in a US tax saving of $267,781 (2020: $NIL).

Unrecognised deferred tax

The Group has the following unrecognised deferred tax assets and liabilities:

	2021 £	2020 £
Accelerated capital allowances	—	(64,728)
Unused tax losses	2,018,188	3,551,713
Accrued expenses not yet tax deductible	115,352	176,693
Impact of prior year adjustments	—	496,628
Specific allowance in US subsidiary	—	424,640

	2,133,540	4,584,946

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

21.	Deferred tax (continued)

Unused tax losses

In addition to the above, the group has cumulative UK tax losses of £2,347,834 (2020: £12,749,082), which if realised at the 2020 UK main corporation tax rate of 19% would generate a tax saving of £446,088 (2020: £2,422,326). If utilised at the rate of 25% expected to apply from 1 April 2023 then the tax saving generated from the future utilisation of these losses increases to £586,959 (2020: £3,187,271). No deferred tax asset has been recognised in respect of these tax losses due to the uncertain timing of sufficient taxable profits being generated to utilise them.

The group also has cumulative US tax losses relating to three US subsidiaries totalling $7,206,273 (2020: $5,316,060, 2019: $2,019,090), which if realised at the USA 2021 federal plus state corporation tax rate of 25.35% would generate a tax saving of $1,826,790 (2020: $1,347,621). At the USD:GBP exchange rates as of 31 December 2021, this amounts to an unrecognised deferred tax asset of £1,349,978 (2020: £985,824). No deferred tax asset has been recognised in respect of these tax losses due to the uncertain timing of sufficient profits being generated to utilise them.

The group also has cumulative French tax losses relating to a French subsidiary totalling EUR1,056,679 (2020: EUR605,943), which if realised at the French 2022 corporation tax rate of 25% would result in a tax saving of EUR264,170 (2020: EUR160,575). At the EUR:GBP exchange rates as of 31 December 2021, this amounts to an unrecognised deferred tax asset of £222,122 (2020: £143,563). No deferred tax asset has been recognised in respect of these tax losses due to the uncertain timing of sufficient profits being generated to utilise them.

Accrued expenses not yet tax deductible

The Group has an unrecognised deferred tax asset amounting to £115,352 (2020: £176,693) in respect of certain accrued expenses amounting to $615,759 (2020: $952,818) in a US subsidiary which are not tax deductible until settled. Once realised this will result in a US tax saving of $156,095 (2020: $241,539). No deferred tax asset has been recognised in respect of these accrued expenses due to the uncertain timing of sufficient profits being generated to utilise them.

22.	Executory contracts

At 31 December 2020, the Group held an option to purchase crypto assets. This option was deemed to be a non-financial instrument because the option can only be settled for the underlying assets, rather than cash. As a result, this arrangement was treated as an executory contract to exercise the option, and was therefore held off the balance sheet. This executory contract had an intrinsic value of £270,013 at 31 December 2020.

At 31 December 2021 the Group does not have any similar arrangements.

23.	Employee benefits

Defined contribution plans

The amount recognised in profit or loss as an expense in relation to defined contribution plans was £1,092,981 (2020: £1,063,009, 2019: £901,531).

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

24.	Share-based payments

During 2015, the Group set up an employee share scheme. 10,495 ordinary shares were issued to LJ GP Nominee Limited to fulfil the requirements of the scheme. LJ GP Nominee Limited is a subsidiary of Alvarium Investments Limited and holds the shares on trust for the employees. The intention of the scheme was to reward and provide incentive for staff/management to be rewarded financially for helping to build and grow the Group successfully.

Full rights to the shares do not pass to employees until a certain period of service has been completed, which is between 1 and 3 years from the date of grant. If an employee is a bad leaver in that period, the shares remain with LJ GP Nominee Limited and the employee is not entitled to any payment or reward. Whether an employee is a good or bad leaver is determined at the discretion of the directors. There are no other market or non-market vesting conditions. The vesting period is therefore treated as being between 1 and 3 years, and the fair value of the shares granted is therefore expensed over that period.

Once the shares have vested, no further payment is required to be made by the employee for the shares, and unconditional rights pass to them.

In determining the expense to recognise, management has had to consider the number of shares that will eventually vest, and therefore make a number of assumptions on the number of bad leavers throughout the vesting period. Management has assumed that there will be staff turnover of 15% throughout the vesting period and the cost has been discounted accordingly. This assumption will be reviewed annually.

The total expense recognised in profit or loss for the year is as follows:

	2021 £	2020 £	2019 £
Equity-settled share-based payments	(1,333)	7,296	8,818

25.	Government grants

The amounts recognised in the Consolidated financial statements for government grants are as follows:

	2021 £	2020 £	2019 £
Recognised in other operating income:
Government grants recognised directly in income	—	759,664	—

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

26.	Called up share capital

Issued, called up and fully paid

	2021 No.		£2020 No.		£2019 No.	£
Ordinary class A shares of £0.01 (2020: £0.01, 2019: £0.01)each	28,410	284	28,410	284	28,410	284
Ordinary class E shares of £0.01 (2020: £0.01, 2019: £0.01) each	—	—	2,145	21	2,145	21
Ordinary class E1 shares of £0.01 (2020: £0.01, 2019: £0.01) each	—	—	1	—	1	—
Ordinary shares of £0.01 (2020: £0.01,2019: £0.01) each	714,908	7,149	664,331	6,643	657,403	6,575
Ordinary class E2 shares of £0.01 (2020: £0.01, 2019: £0.01) each	—	—	1	—	1	—

	743,318	7,433	694,888	6,948	687,960	6,880

Ordinary shareholders are entitled to receive notice of, attend, speak at and vote at general meetings. They are entitled to receive distributions of profits other than those distributable to E and E1 shareholders.

E shareholders are not entitled to receive notice of, attend, speak at and vote at general meetings. They are entitled to receive distributions of profits in relation to specific deals and transactions as defined in the shareholders agreement and articles of association.

E1 shareholders are not entitled to receive notice of, attend, speak at and vote at general meetings. They are entitled to receive distributions of profits in relation to specific deals and transactions as defined in the shareholders agreement and articles of association.

E2 shareholders are not entitled to receive notice of, attend, speak at and vote at general meetings. They are entitled to receive distributions of profits in relation to specific deals and transactions as defined in the shareholders agreement and articles of association.

A shareholders are not entitled to receive notice of, attend, speak at and vote at general meetings. They are entitled to receive distributions of profits other than those distributable to E and E1 shareholders. Such profits shall be shared amongst the holders of the Ordinary shares and Ordinary A shares pair passu and pro rata to their holdings of such Ordinary and Ordinary A shares respectively, as though they were a single class of shares. In the event of a liquidation of the company prior to February 2022, the holders of the Ordinary A shares would be entitled to a priority distribution of £5,559,000.

Issue of Ordinary shares

46,604 Ordinary shares were issued in October 2021 for a total consideration of £9,494,633. The consideration was settled through the conversion of a subordinated shareholder loan to the new shares.

A further 3,973 ordinary shares were issued in April 2021 for a total consideration of £923,365. The consideration was settled through the transfer of a minority shareholding in LXI REIT Advisors Ltd and Alvarium Social Housing Advisors Ltd to the group, two existing subsidiaries of the group.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

26.	Called up share capital (continued)

Issue of Ordinary shares 2020

6,928 Ordinary shares were authorised issued in August 2020 for a total cash consideration of £1,411,440.

Issue of Ordinary class A shares 2019

28,410 Ordinary class A shares were authorised and issued in February 2019 for a total consideration of £5,558,985. This was settled through the transfer of the trade and assets of a business acquired by the Group during the year, as disclosed in additions to client lists in note 14.

Issue of Ordinary shares 2019

51,540 Ordinary shares were authorised and issued in March 2019 for a total cash consideration of £10,500,244.

A further 20,706 Ordinary shares were authorised and issued in October 2019 for a total consideration of £4,218,433. This was settled through the transfer of a 41.4% shareholding in Alvarium Social Housing Advisors Ltd to the Group, further details of which are disclosed in note 30 to the accounts.

Cancellation of share capital

During the period, the E shares, E1 share and E2 share were all cancelled and purchased by the company from the holders at par for a consideration of £22.

27.	Reserves

Share premium account

This reserve records the amount above the nominal value received for shares sold, less transaction costs.

Profit and loss account

This reserve records retained earnings and accumulated losses.

Other reserves

Other reserves consist of a merger reserve and a revaluation reserve. The split of these reserves is shown below.

Merger reserve

The merger reserve arose when the group was formed and represents the application of UK statutory merger relief by LJ GP Ltd on the issue of shares in exchange for shares in the other combining entities and the difference between the assets, liabilities and accumulated profit and loss account of LJ Capital, amounts transferred as part of the transaction and the capital structure of LJ GP Ltd. The balance within the reserve was £22,867,313 at 31 December 2021 and 31 December 2020.

Revaluation reserve

The Company historically held investments in two associates - Unicorn Administration Limited and LJ Investment Management Limited - where additional interests were subsequently purchased giving the company control and resulting in consolidation of a subsidiary undertaking. This has resulted in a revaluation reserve. The balance within the reserve was £133,722 at 31 December 2021 and 31 December 2020.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

27.	Reserves (continued)

Other reserves

	2021	2020
	£	£
Merger reserve	22,867,313	22,867,313
Revaluation reserve	133,722	133,722

	23,001,035	23,001,035

28.	Analysis of changes in net debt

	At		Other	At
	1 Jan 2021	Cash flows	changes	31 Dec 2021
	£	£	£	£
Cash and cash equivalents	8,298,069	4,666,340	(2,539)	12,961,870
Debt due within one year	(1,186,222)	(400,557)	(9,042,704)	(10,629,483)
Debt due after one year	(9,057,705)	—	9,057,705	—

	(1,945,858)	4,265,783	12,462	2,332,387

Impact of foreign exchange

The other changes of £2,539 recorded in cash and cash equivalents above relate to foreign exchange variances.

The other changes to debt due within and after one year include foreign exchange gains of £45,592

Impact of rolled up interest

The other changes to debt due within and after one year include the release of discount on deferred consideration of £25,798. This is rolled up and included in the closing balances.

This also includes rolled up interest on the Group’s bank facility of £4,793.

Obligations under finance leases

The Group’s obligations under finance leases disclosed in the above reduced by £240,336 during the period following capital repayments of that amount.

	At		Other	At
	1 Jan 2020	Cash flows	changes	31 Dec 2020
	£	£	£	£
Cash and cash equivalents	7,057,488	1,250,687	(10,106)	8,298,069
Debt due within one year	(1,511,044)	1,221,874	(897,052)	(1,186,222)
Debt due after one year	(9,683,832)	—	626,127	(9,057,705)

	(4,137,388)	2,472,561	(281,031)	(1,945,858)

Impact of acquisition and disposal of subsidiaries

Included in the cash flows relating to cash and cash equivalents are cash inflows of £71,158 in respect of cash balances acquired with subsidiaries and cash outflows of £2,934 in respect of cash balances disposed of with the loss of control of a subsidiary during the year.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

28.	Analysis of changes in net debt (continued)

Impact of foreign exchange

The other changes of £10,106 recorded in cash and cash equivalents above relate to foreign exchange variances.

The other changes to debt due within and after one year include foreign exchange losses of £88,641

Impact of rolled up interest

The other changes to debt due within and after one year include the release of discount on deferred consideration of £59,088. This is rolled up and included in the closing balances.

This also includes rolled up interest on the Group’s bank facility of £40,270.

Impact of fair value adjustment to deferred consideration

The other changes to debt due within and after one year include fair value adjustments to deferred consideration amounting to £82,726.

Obligations under finance leases

The Group’s obligations under finance leases disclosed in the above reduced by £222,793 during the period following capital repayments of that amount.

29.	Commitments under operating leases

The total future minimum lease payments under non-cancellable operating leases are as follows:

	2021 £	2020 £
Not later than 1 year	1,456,570	—
Later than 1 year and not later than 5 years	4,653,430	3,082,584
Later than 5 years	3,095,534	3,904,607

	9,205,534	6,987,191

30.	Contingencies

Acquisition of Iskander SAS

Following the acquisition in March 2019, a deferred consideration was payable in four further instalments of EUR525,000 due in September 2019, September 2020, September 2021 and March 2022. The share purchase agreement contained an adjustment mechanism whereby if Iskander’s assets under management (‘AUM’) reduced by 10% or more the total consideration is subject to a downward adjustment, to be reflected against the next deferred consideration instalment. Such a reduction is capped at EUR575,000 in in aggregate.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

30.	Contingencies (continued)

A drop in AUM occurred following completion and as a result the September 2019 instalment was not due, and the September 2020 instalment deferred to September 2021. In the event the AUM recovers, then a subsequent deferred consideration instalment would be increased to compensate for this. Management does not consider it probable that the AUM will recover sufficiently to cause the September 2021 instalment to be adjusted upwards and therefore EUR575,000 of the deferred consideration has been derecognised from the financial statements. Should there be further fluctuations in AUM, the deferred consideration payable is subject to a maximum upwards adjustment of EUR575,000 compared to the figures reported in the financial statements. At the year end GBP:EUR exchange rate this would amount to a potential upwards adjustment of £514,081.

Senior loan facility

The Company has a revolving loan facility with Natwest with a facility limit of £15.00m. At the year end £10.25m (2020: £8.75m, 2019: £NIL) has been drawn from the facility. The loan is subject to various financial covenants and is secured over the assets of the Group.

Increase in holdings in subsidiaries

At 31 December 2020 the Group had entered into a commitment to acquire a further 5.7% of Alvarium Social Housing Advisors Ltd for a total cash consideration of £330,435, payable in December 2021.

At 31 December 2020 the Group had also entered into a commitment to acquire a further 11.5% of LXI REIT Advisors Ltd for a total cash consideration of £3,927,160, payable in October and December 2021.

Both of these commitments were fully paid out in 2021 and the balances at 31 December 2021 are therefore £NIL.

Litigation

From time-to-time we may be involved in various legal proceedings, lawsuits and claims incidental to the conduct of our business, some of which may be material. Our businesses are also subject to extensive regulation, which may result in regulatory proceedings against us.

Alvarium’s subsidiary, LJ Management (IOM) Limited, is a co-respondent with others in a claim being brought by Ballacorey Wheat Limited and GEM Global Yield Fund Limited. LJ Management (IOM) Limited denies any liability and is defending the claim. However, if the claim succeeds, the liability (including costs) is materially covered by insurance.

31.	Subsequent events

The company increased its stake in LXI REIT Advisors Limited by 27.5% in Jan 2021 acquiring 240 £0.01 ordinary shares for £9,786,067. An additional 2% was acquired in April 2021 for £648,800 (20 £0.01 ordinary shares), a further 3.5% was acquired in October 2021 for £1,135,400 (35 £0.01 ordinary shares) and a final 8% was acquired in December 2021 for £2,791,760 (80 £0.01 ordinary shares).

In addition, the company increased its stake in Alvarium Social Housing Limited by 17.9% in 2021, acquiring 50 £0.01 ordinary shares for £289,855 in March 2021, 50 £0.01 ordinary shares for £289,855 in June 2021, 50 £0.01 ordinary shares for £289,855 in September 2021, a further 29 £0.01 ordinary shares for £274,663 in April 2021 and a final 57 £0.01 ordinary shares for £330,435 in December 2021.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

31.	Subsequent events (continued)

£8,650,667 of subordinated shareholder loans were arranged on 20th January 2021. These accrue interest at 12% per annum, and are due for repayment at the maturity date of 30 June 2023. There is an option to convert the shareholder loan to shares in the Group at an option price of £203.73 per share. The option to convert the shareholder loan to equity was exercised in October 2021 by the lenders. The resulting impact was a decrease of the shareholder loan balance and an increase to equity of £9.5m.

On 11 July 2022, a subsidiary of Alvarium, LXI REIT Advisors Limited, acquired the rights to manage Secure Income REIT plc, by purchasing the existing shares of Prestbury Investment Partners Limited, for £40 million. The acquisition was financed via a loan from Alvarium shareholders. This acquisition will be treated as an asset acquisition for accounting and reporting purposes.

Interest rate benchmarks such as the London Interbank Offered Rate (LIBOR) are being reformed, and it has been confirmed that LIBOR will cease after 31 December 2021. As a consequence, entities have to amend contractual terms referenced to LIBOR and other interest rate benchmarks and switch to new alternative benchmarks rates. The interest rate switched to a risk free benchmark (SONIA) on the cessation date for LIBOR which occurred on 31 December 2021. Management have carried out an assessment of the impact of this change in interest rate and have concluded that the impact is immaterial.

As at the date of approval of these Consolidated financial statements (13 May 2022) there have been no other subsequent events to disclose.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

32.	Related party transactions

During the year the Group entered into the following transactions with related parties:

		Transaction value			Balance
Related Party	Nature of RPT	2021	2020	2019	2021	2020
Related Individuals
Ali Bouzarif	Revenue share	(532,073)	—	—	(532,073)	—

					(532,073)	—

Amounts owed to group’s associates and JVs
Non-Executive Director of a trading subsidiary	Fees payable	—	(4,000)	—		(2,000)
Queensgate Investments 1 Sarl	Loan payable	—	—	—	(5,625)
Queensgate Investments II GP LLP	Loan payable	—	—	—	(178,149)	(178,149)
Alvarium Wealth (NZ) Limited	Fees payable	(60,378)	—	—	(34,113)	—
Alvarium Investments (NZ) Limited	Fees payable	(137,497)	(349,094)	—	(137,497)	—
Alvarium Capital Partners Limited	Expenses payable	218	—	—	(16)	—
Alvarium Capital Partners Limited	Expenses receivable	—	—	—	—	52,376
Alvarium Capital Partners Limited	Loan payable	—	—	180,000	(63,385)	(63,385)
Alvarium Capital Partners Limited	Fees payable	(562,888)	(15,519)	—	(170,278)	—
Alvarium Investment Managers (Suisse)	Fees payable	(55,623)	23,252	(83,315)	—	(33,124)
Alvarium Investment Managers (Suisse)	Expenses receivable	—	—	—	—	4,284
Cresco Capital Advisors LLP	Fees payable	18,000	—	—	(7,200)	—
Pointwise Partners	Fees payable	(152,742)	—	—	(152,742)	—

Total					(749,005)	(219,998)

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

32.	Related party transactions (continued)

		Transaction value			Balance
Related Party	Nature of RPT	2021	2020	2019	2021	2020
Amounts owed by group’s associates and JVs
Alvarium Capital Partners Limited	Fees receivable	10,000	—	—	12,187	—
Alvarium Capital Partners Limited	Expenses receivable	—	—	—	13,694	—
Alvarium Core Partners LLP	Loan receivable	—	435,000	403,000	—	—
Alvarium Core Partners LLP	Expenses receivable	—	—	—	5,081	1,605
Alvarium Investment Managers (Suisse)	Expenses receivable	—	—	—	9,115	—
Alvarium Investments (Aus) Pty Ltd	Loan receivable	(4,906)	—	—	445,342	450,248
Alvarium Investments (Aus) Pty Ltd	Expenses receivable	—	—	—	1,048	404
Alvarium Investments (NZ) Limited	Loan receivable	(20,873)	920,371	1,959,775	1,434,572	1,508,012
Alvarium Investments (NZ) Limited	Expenses receivable	—	—	—	85,565	777
Alvarium Osesam	Expenses receivable	—	—	—	53,545	43,834
Bluestar Advisors	Expenses receivable	—	—	—	1,256	192
Bluestar Diamond Limited	Fees receivable	56,000	—	—	—	—
Casteel Capital LLP	Fees receivable	5,170	—	—	5,170	—
Casteel Capital LLP	Expenses receivable	—	—	—	2,534	32,493
CRE Sarl	Fees receivable	21,103	44,340	151,710	9,933	5,325
CRE Sarl	Expenses receivable	—	—	—	6,498	6,910
Cresco Capital Advisors LLP	Fees receivable	24,000	24,000	31,250	—	7,200
Cresco Capital Urban Yurt Holdings 2 Sari	Expenses receivable	—	—	—	1,752	1,863
Cresco Immobilien Verwaltungs	Loan receivable	26,593	55,431	—	396,990	399,642
Cresco Immobilien Verwaltungs	Loan interest	56,394	30,265	26,855	109,744	80,499
Cresco Urban Yurt Sarl	Loan receivable	(31,192)	—	—	27,805	44,703
Cresco Urban Yurt Sarl	Loan interest	2,708	3,342	3,298	1,000	15,294

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

32.	Related party transactions (continued)

		Transaction value			Balance
Related Party	Nature of RPT	2021	2020	2019	2021	2020
Cresco Urban Yurt SLP	Loan interest	2,878	5,704	5,628	—	18,420
Cresco Urban Yurt SLP	Loan receivable	(89,944)	—	—	—	71,524
Hadley DM Services Limited	Loan receivable	(62,606)	(258,079)	—	698,896	761,502
Hadley DM Services Limited	Loan interest	32,665	60,385	68,166	118,192	85,527
Hadley Property Group Limited	Loan receivable	—	—	—	—	40,000
Hadley Property Group Limited	Loan interest	—	3,671	4,000	—	29,413
NZ PropCo	Fees receivable	100,985	—	—	100,985	—
Osprey Equity Partners Limited	Loan receivable	(26,479)	222,224	63,500	259,246	285,724
Osprey Equity Partners Limited	Expenses receivable	—	—	—	7,125	—
Pointwise Partners	Fees receivable	213,063	—	—	213,063	—
Pointwise Partners	Loan receivable	972,157	778,040	—	1,750,197	778,040
Queensgate Investments LLP	Expenses receivable	—	—	—	1,261	382

Total					5,771,802	4,669,533

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

32.	Related party transactions (continued)

		Transaction value			Balance
Related Party	Nature of RPT	2021	2020	2019	2021	2020
Amounts owed to/(from) other entities
LJ Maple Duke Holdings Limited	Loan receivable	—	—	—	285,000	285,000
LJ Maple St Johns Wood Limited	Loan receivable	—	—	—	183,306	183,306
LJ Maple Kensington Limited	Loan receivable	—	—	—	23,020	23,020
LJ Maple Belgravia Limited	Cash advances	3,430	—	—	3,430	—
LJ Maple Kensington Limited	Cash advances	41,699	—	—	41,699	—
LJ Maple Limited	Cash advances	42,367	—	—	119,119	76,752
LJ Maple St Johns Wood Limited	Cash advances	75,510	—	—	75,510	—
LJ Maple Abbey Limited	Cash advances	85,850	—	—	85,850	—
LJ Maple Chelsea Limited	Cash advances	119,010	—	—	119,010	—
LJ Maple Hill Limited	Cash advances	136,567	—	—	136,567	—
LJ Maple Tofty Limited	Cash advances	231,186	—	—	231,186	—
LJ Maple Nine Elms Limited	Cash advances	(108,864)	—	—	(108,864)	—
LJ Maple Hamlet Limited	Cash advances	(66,937)	—	—	(66,937)	—
LJ Maple Circus Limited	Cash advances	(25,228)	—	—	(25,228)	—
LJ Maple Duke Limited	Cash advances	(1,618)	—	—	(1,618)	—
Stratford Corporate Trustees Ltd	Expenses receivable	—	21,000	—	21,000	21,000
Lepe Partners LLP	Expenses payable	342	(6,080)	—	—	(6,080)
Wyndham Capital Management Limited	Fees payable	—	(350,249)	(348,125)	—	—

Total					1,122,050	582,998

Other transactions

In addition to the transactions disclosed above, the during 2020 Group divested 50% of its interest in Alvarium Investments (Aus) Ltd for AUS$1 to Tailorspace Inc, a shareholder in the Company.

During 2020, the Group acquired a subsidiary from LJ Portugal Ltd for a consideration of EUR578,335. LJ Portugal Ltd is related by virtue of having common shareholders.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

32.	Related party transactions (continued)

Description of relationships

The nature of the relationship between the Group and its related parties can be seen in the subheadings above. Wyndham Capital Management Limited is an entity controlled by a significant shareholder in the Group.

There are certain related parties (such as employees and shareholders) of the Group that are copartners of the equity method investees and own voting shares. We have performed an assessment and have determined that this does not give the Group control of the investees. The investments are made separately to the terms of employment or ownership of the Group, and the related parties are not bound by any contractual or other agreement to vote in the same way as the Group.

In 2015, Mr A S Davies, Mr C M Hamilton and Mr N Beaton subscribed for shares with a total value of £99,960. The consideration is not due for payment until a sale of the shares occurs or until these individuals leave employment within the group. The outstanding purchase consideration is interest free. The consideration was discounted at a rate of 3% over an assumed 3 year period. A balance of £99,960 (2020 - £99,960) is outstanding from each of these individuals at the balance sheet date.

33.	Controlling party

In the opinion of the directors, the company is not under the control of any single individual or entity.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

34.	Summary financial information for equity method investees

The following tables summarise the financial information of the Group’s significant equity method investment reported to the Group by the management of those entities, adjusted for fair value adjustments at acquisition and differences in accounting policies.

Summary financial information for the year ended 31 December 2021

	Queensgate Investments	Alvarium Investment Management (Suisse)	Alvarium Capital Partners	Osprey Equity Partners	Casteel Capital	NZ PropCo Holdings	Pointwise Partners	Alvarium Kalrock
Group ownership	30%	30%	30%	50%	50%	23%	50%	40%
Turnover	10,484,310	3,973,114	794,888	150,256	1,868,300	54,279,088	1,652,717	—
Cost of sales	(9,239,869)	(2,677,306)	(535,380)	—	(818,137)	(43,903,091)	(1,578,183)	—

Gross profit/(loss)	1,244,441	1,295,808	259,508	150,256	1,050,163	10,375,997	74,534	—
Administrative expenses / Other income	(1,174,100)	(540,103)	(116,050)	(323,644)	(73,124)	(34,753,384)	(292,903)	1,991,460

Operating profit/(loss)	70,341	755,705	143,458	(173,388)	977,039	(24,377,387)	(218,369)	1,991,460
Taxation on ordinary activities	—	(138,695)	—	—	—	8,986,845	—	—

Profit/(loss) for the financial year	70,341	617,010	143,458	(173,388)	977,039	(15,390,542)	(218,369)	1,991,460

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

34.	Summary financial information for equity method investees (continued)

	Cresco Capital Advisers	Cresco Immobilien Verwaltungs GMBH	Cresco Capital Group Fund 1 GP	Cresco Capital Urban Yurt Holdings	Hadley Property Group Holdings	Alvarium Investments (NZ)	Kuno Investments	Other
Group ownership	33.33%	33.33%	33.33%	33.33%	35%	46%	49.90%	20% - 50%
Turnover	1,091,744	1,506,469	2,124,445	5,451,611	5,095,381	12,164,600	13,815,121	2,791,256
Cost of sales	(329,166)	(1,162,085)	(1,181,879)	(4,508,831)	(2,306,806)	(1,380,900)	(6,169,248)	(830,351)

Gross profit/(loss)	762,578	344,384	942,566	942,780	2,788,575	10,783,700	7,645,873	1,960,905
Administrative expenses / Other income	(114,898)	(284,598)	(44,488)	(503,255)	(2,798,346)	(6,705,306)	(7,142,166)	(2,523,031)

Operating profit/(loss)	647,680	59,786	898,078	439,525	(9,771)	4,078,394	503,707	(562,126)
Taxation on ordinary activities	—	—	—	(54,373)	—	(1,366,673)	(1,113,974)	237,838

Profit/(loss) for the financial year	647,680	59,786	898,078	385,152	(9,771)	2,711,721	(610,267)	(324,288)

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

34.	Summary financial information for equity method investees (continued)

Summary financial information as at 31 December 2021

	Queensgate Investments	Alvarium Investment Management (Suisse)	Alvarium Capital Partners	Osprey Equity Partners	Casteel Capital	NZ PropCo Holdings	Pointwise Partners	Alvarium Kalrock
Group ownership	30%	30%	30%	50%	50%	23%	50%	40%

Non-current assets	21,259	515,420	483	491	2,904	9,338,733	5,601	—
Current assets	9,893,323	2,199,523	482,173	271,878	528,167	180,294,696	1,249,988	3,703,197

Total assets	9,914,582	2,714,943	482,656	272,369	531,071	189,633,429	1,255,589	3,703,197

Current liabilities	(5,446,601)	(1,053,321)	(82,049)	(269,253)	(101,623)	(4,867,040)	(2,290,239)	—
Non-current liabilities	(1,875,000)	—	—	—	—	(224,272,257)	—	—

Total liabilities	(7,321,601)	(1,053,321)	(82,049)	(269,253)	(101,623)	(229,139,297)	(2,290,239)	—

Net assets	2,592,981	1,661,622	400,607	3,116	429,448	(39,505,868)	(1,034,650)	3,703,197

Capital and reserves
Called up share capital	—	100,110	14	600	—	—	—	—
Share premium	—	50,055	999,996	—	—	—	—	—
Members’ interests	2,592,981	—	—	—	429,448	—	—	3,703,197
Profit and loss account Non-controlling interest	—	1,511,457	(599,403)	2,516	—	(39,505,868)	(1,034,650)	—

Shareholders funds	2,592,981	1,661,622	400,607	3,116	429,448	(39,505,868)	(1,034,650)	3,703,197

Expected carrying amount of net investment Differences between amounts at which investments are carried and amounts of underlying equity and net assets	777,894	498,487	120,182	1,558	214,724	(9,086,350)	(517,325)	1,481,279
Effect of discontinued recognition of losses as the carrying value of investment is down to 0	(23,059)	—	—	—	—	9,086,350	517,325	—
Returns achieved on a different basis as per LLP/Shareholder agreement than as per% of investment	850,543	—	—	—	56,211	—	—	41,984

Carrying amount of goodwill	—	505,206	—	—	—	—	—	—
Carrying amount of net investment	1,605,378	498,487	120,182	1,558	270,935	—	—	1,523,263

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

34.	Summary financial information for equity method investees (continued)

	Cresco Capital Advisers	Cresco Immobilien Verwaltungs GMBH	Cresco Capital Group Fund 1 GP	Cresco Capital Urban Yurt Holdings	Hadley Property Group Holdings	Alvarium Investments (NZ)	Kuno Investments	Other
Group ownership	33.33%	33.33%	33.33%	33.33%	35%	46%	49.90%	20% - 50%

Non-current assets	—	169,543	—	289,070	297,121	178,819,520	8,765,173	24,146,342
Current assets	303,313	706,121	261,633	3,132,832	1,155,802	3,241,332	8,094,719	4,047,343

Total assets	303,313	875,664	261,633	3,421,902	1,452,923	182,060,852	16,859,892	28,193,685

Current liabilities	(246,206)	(1,719,858)	(62,064)	(1,471,332)	(2,652,235)	(3,216,513)	(4,382,663)	(7,982,267)
Non-current liabilities	—	—	—	—	—	(170,209,878)	(9,020,628)	(24,280,110)

Total liabilities	(246,206)	(1,719,858)	(62,064)	(1,471,332)	(2,652,235)	(173,426,391)	(13,403,291)	(32,262,377)

Net assets	57,107	(844,194)	199,569	1,950,570	(1,199,312)	8,634,461	3,456,601	(4,068,692)

Capital and reserves
Called up share capital	—	21,143	21,000	16,093	100	53	6,391	102,098
Share premium	—	—	—	—	—	—	—	—
Members’ interests	57,107	—	—	—	—	—	—	(815,518)
Profit and loss account Non-controlling interest	—	(865,337)	178,569	1,934,477	(1,199,412)	5,599,065 3,035,343	3,450,210	(3,355,272)

Shareholders funds	57,107	(844,194)	199,569	1,950,570	(1,199,312)	8,634,461	3,456,601	(4,068,692)

Expected carrying amount of net investment Differences between amounts at which investments are carried and amounts of underlying equity and net assets	19,036	(281,398)	66,523	650,190	(419,759)	2,575,594	1,724,844	(1,414,144)
Effect of discontinued recognition of losses as the carrying value of investment is down to 0	—	281,398	—	—	419,759			1,827,368
Returns achieved on a different basis as per LLP/Shareholder agreement than as per% of investment	—	—	—	—	—			—

Carrying amount of goodwill	—	—	—	—	—	—	2,834,940	—
Carrying amount of net investment	19,036	—	66,523	650,190	—	2,575,594	1,724,844	413,224

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

34.	Summary financial information for equity method investees (continued)

Summary financial information for the year ended 31 December 2020

	Queensgate Investments	Alvarium Investment Management (Suisse)	Alvarium Capital Partners	Osprey Equity Partners	Casteel Capital	NZ PropCo Holdings	Pointwise Partners	Alvarium Kalrock
Group ownership	30%	30%	30%	50%	50%	23%	50%	40%
Turnover	7,145,050	3,715,933	598,419	246,777	1,296,358	56,697,480	—	—
Cost of sales	(5,495,752)	(2,661,482)	(674,137)	—	(745,334)	(47,481,189)	(613,433)	—

Gross profit/(loss)	1,649,298	1,054,451	(75,718)	246,777	551,024	9,216,291	(613,433)	—
Administrative expenses / Other income	(1,095,542)	(448,474)	(247,390)	(453,889)	(58,819)	(43,206,790)	(202,858)	2,577,767

Operating profit/(loss)	553,756	605,977	(323,108)	(207,112)	492,205	(33,990,499)	(816,291)	2,577,767
Taxation on ordinary activities	(10,948)	(121,196)	—	(1,096)	—	10,665,485	—	—

Profit/(loss) for the financial year	542,808	484,781	(323,108)	(208,208)	492,205	(23,325,014)	(816,291)	2,577,767

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

34.	Summary financial information for equity method investees (continued)

	Cresco Capital Advisers	Cresco Immobilien Verwaltungs GMBH	Cresco Capital Group Fund 1 GP	Cresco Capital Urban Yurt Holdings	Hadley Property Group Holdings	Alvarium Investments (NZ)	Kuno Investments	Other
Group ownership	33.33%	33.33%	33.33%	33.33%	35%	46%	49.90%	20% - 50%
Turnover	1,028,927	1,359,511	1,935,905	4,665,968	9,632,109	7,064,322	13,702,036	4,139,503
Cost of sales	(497,635)	(1,057,493)	(1,039,581)	(3,898,629)	(6,160,080)	(593,579)	(6,557,180)	(2,277,412)

Gross profit/(loss)	531,292	302,018	896,324	767,339	3,472,029	6,470,743	7,144,856	1,862,091
Administrative expenses / Other income	(111,313)	(564,828)	(63,558)	(722,925)	(2,391,764)	(3,945,098)	(6,914,413)	(2,220,074)

Operating profit/(loss)	419,979	(262,810)	832,766	44,414	1,080,265	2,525,645	230,443	(357,983)
Taxation on ordinary activities	—	—	—	(77,134)	213,877	(745,731)	(945,264)	(4,280)

Profit/(loss) for the financial year	419,979	(262,810)	832,766	(32,720)	1,294,142	1,779,914	(714,821)	(362,263)

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

34.	Summary financial information for equity method investees (continued)

Summary financial information as at 31 December 2020

	Queensgate Investments	Alvarium Investment Management (Suisse)	Alvarium Capital Partners	Osprey Equity Partners	Casteel Capital	NZ PropCo Holdings	Pointwise Partners	Alvarium Kai rock
Group ownership	30%	30%	30%	50%	50%	23%	50%	40%

Non-current assets	45,948	220,000	30,233	1,140	3,739	15,693,138	4,427	—
Current assets	13,000,933	2,523,939	363,186	541.069	507,738	276,441,912	9,060	2,475,034

Total assets	13,126,881	2,743,947	401,419	542,217	511,477	292,135,050	13,487	2,475,034

Current liabilities	(6,621,633)	(1,210,347)	(144,260)	(365,713)	(207,610)	(132,249,357)	(829,778)	—
Non-current liabilities	(2,000,000)	—	—	—	—	(181,186,081)	—	—

Total liabilities	(8,621,633)	(1,210,347)	(144,268)	(365,713)	(207,610)	(313,435,438)	(829,778)	—

Net assets	4,505,248	1,533,600	257,151	176,504	303,867	(21,300,388)	(816,291)	2,475,034

Capital and reserves
Called up share capital	—	102,055	14	600	—	—	—	—
Share premium	—	51,028	999,996	—	—	—	—	—
Members’ interests	4,505,248	—	—	—	303,067	—	—	2,475,034
Profit and loss account
Non-controlling interest	—	1,300,517	(742,059)	175,904	—	(21,300,380)	(816,291)	—

Shareholders funds	4,505,248	1,533,600	257,151	176,504	303,867	(21,300,388)	(816,291)	2,475,034

Expected carrying amount of net investment	1,351,574	460,080	77,145	88,252	151,934	(4,899,089)	(408,146)	990,014
Differences between amounts at which investments are carried and amounts of underlying equity and net assets
Effect of discontinued recognition of losses as the carrying value of investment is down to 0	—	—	—	—	—	4,899,089	408,146	—
Returns achieved on a different basis as per LLP/Shareholder agreement than as per % of investment	77,158				52,474			77,206

Carrying amount of goodwill	—	586,058	—	—	—	—	—	—
Carrying amount of net investment	1,428,732	460,080	77,145	88,252	204,407	—	—	1,067,220

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

34.	Summary financial information for equity method investees (continued)

	Cresco Capital Advisers	Cresco Immobilien Verwaltungs GMBH	Cresco Capital Group Fund 1 GP	Cresco Capital Urban Yurt Holdings	Hadley Property Group Holdings	Alvarium Investments (NZ)	Kuno Investments	Other
Group ownership	33.33%	33.33%	33.33%	33.33%	35%	46%	49.90%	20% - 50%

Non-current assets	860	202,620	—	372,423	46,621	251,644,701	10,207,395	3,615,604
Current assets	184,529	459,323	333,035	3,686,144	1,610,855	27,335	7,720,822	4,891,470

Total assets	185,339	661,943	333,035	4,058,567	1,657,476	251,672,036	17,928,217	8,507,074

Current liabilities	(110,936)	(1,621,770)	(125,433)	(2,385,210)	(2,836,009)	(6,362,727)	(3,701,089)	(6,421,020)
Non-current liabilities	—	—	—	—	(11,008)	(242,402,590)	(10,155,392)	(4,065,836)

Total liabilities	(110,936)	(1,621,770)	(125,433)	(2,385,210)	(2,847,017)	(248,765,317)	(13,856,481)	(10,486,856)

Net assets	74,453	(959,827)	207,602	1,673,357	(1,189,541)	2,906,719	4,071,736	(1,979,782)

Capital and reserves
Called up share capital	—	21,143	21,000	16,093	100	53	6,391	109,696
Share premium	—	—	—	—	—	—	—	—
Members’ interests	74,453	—	—	—	—	—	—	(1.047,399)
Profit and loss account	—	(980,970)	186,602	1,657,264	(1,189,641)	3,385,592	4,065,345	(1,042,079)
Non-controlling interest						(478,926)		—

Shareholders funds	74,453	(959,827)	207,602	1,673,357	(1,189,541)	2,906,719	4,071,736	(1,979,782)

Expected carrying amount of net investment	24,815	(319,910)	69,193	557,730	(416,339)	1,557,397	2,031,796	(938,404)
Differences between amounts at which investments are carried and amounts of underlying equity and net assets
Effect of discontinued recognition of losses as the carrying value of investment is down to 0	—	319,910	—	—	416,339			1,278,487
Returns achieved on a different basis as per LLP/Shareholder agreement than as per % of investment	15,161	—	—	—	—			—

Carrying amount of goodwill	—	—	—	—	—	—	3,476,813	—
Carrying amount of net investment	39,976	—	69,193	557,730	—	1,557,397	2,031,796	340,083

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

34.	Summary financial information for equity method investees (continued)

Summary financial information for the year ended 31 December 2019

	Queensgate Investments	Alvarium Investment Management (Suisse)	Alvarium Capital Partners	Osprey Equity Partners	Casteel Capital	NZ PropCo Holdings	Pointwise Partners	Alvarium Kalrock
Group ownership	30%	30%	30%	50%	50%	23%	50%	40%
Turnover	9,318,930	3,734,355	695,653	2,541,262	1,502,952	475,584	—	867,399
Cost of sales	(6,617,096)	(2,857,802)	(781,830)	—	(531,801)	(319,739)	—	—

Gross profit/(loss)	2,701,834	876,553	(86,177}	2,541,262	971,151	155,845	—	867,399
Administrative expenses / Other income	(1,455,902)	(341,173)	(175,001)	(4,122,626)	(91,342)	(3,087,680)	—	—

Operating profit/(loss)	1,245,932	535,380	(261,178)	(1,581.364)	879,809	(2,931,835)	—	867,399
Taxation on ordinary activities	(20,111)	(107,076)	—	—	—	1,900,617	—	—

Profit/(loss) for the financial year	1,225,821	428,304	(261,178)	(1,581,364)	879,809	(1,031,218)	—	867,399

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

34.	Summary financial information for equity method investees (continued)

	Cresco Capital Advisers	Cresco Immobilien Verwaltungs GMBH	Cresco Capital Group Fund 1 GP	Cresco Capital Urban Yurt Holdings	Hadley Property Group Holdings	Alvarium Investments (NZ)	Kuno Investments	Other
Group ownership	33.33%	33.33%	33.33%	33.33%	35%	50%	49.90%	20% - 50%
Turnover	1,230,305	1,361,224	2,182,515	5,101,052	3,731,411	14,526,570	12,636,547	2,824,340
Cost of sales	(440,954)	(799,564)	(1,261,331)	(3,058,558)	(1,772,859)	(10,694,878)	(5,797,619)	(1,839,199)

Gross profit/(loss)	789,351	561,660	921,184	2,042,494	1,958,552	3,831,692	6,838,928	985,141
Administrative expenses / Other income	(152,634)	(820,363)	(149,279)	(1,584,575)	(2,972,970)	(2,725,155)	(6,121,790)	(1,683,347)

Operating profit/(loss)	636,717	(258,703)	771,905	457,919	(1,014,418)	1,100,537	717,138	(698,206)
Taxation on ordinary activities	—	—	—	(155,940)	(1,578)	(421,147)	(1,032,764)	(24,794)

Profit/(loss)for the financial year	636,717	(258,703)	771,905	301,979	(1,015,996)	685,390	(315,626)	(723,000)

For equity method investees which are governed by a limited liability partnership, the Group’s share of net assets from limited liability partnerships is determined by the underlying partnership agreements, rather than the Group’s percentage holding in these entities.

The Group’s policy for discontinuing recognition of losses in investments where the carrying value is nil is disclosed in note 2 of these financial statements.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP)

The Company’s financial statements have been prepared in accordance with FRS 102, which differs in certain respects from the requirements of accounting principles generally accepted in the United States (“US GAAP”). The effects of the application of US GAAP to Alvarium Investments Limited (“the Company”) results are set out below.

There are other presentational differences between UK and US GAAP which do not impact net income or shareholders’ equity, and thus are not included in the reconciliation below.

The impact of the conversion to US GAAP on net income in the periods ending 31 December 2021, 2020 and 2019 is as follows:

	2021 £	2020 £	2019 £
Profit/(loss) for the financial year as reported under UK GAAP	1,947,874	(3,377,191)	(3,733,094)
Reversal of amortisation of goodwill (d)	3,429,870	3,488,827	2,836,126
Amortisation of separately recognised intangible assets arising on business combinations (a)	(81,761)	(82,850)	(461,807)
Reclassification of asset acquisition as business combination (g)	1,274,896	1,274,896	1,274,896
Expense acquisition costs previously capitalised (b)	—	—	(380,290)
Fair value adjustments on step acquisitions (f)	—	—	10,021,062
Reversal of equity method investment amortisation (h)	710,194	715,400	690,987
Amortisation of additional intangible assets within equity method investments (i)	(485,647)	(660,093)	(824,297)
Release of deferred tax on equity method amortisation above (i)	91,967	125,104	156,393
Additional impairment of investment in joint venture (j)	—	—	(254,152)
Recognition of excess losses against loans provided to certain equity method investees (k)	(126,797)	(183,224)	(603,290)
Revenue recognition adjustments (m)	(609,183)	161,990	(516,381)
Fair value adjustment to deferred consideration (c)	—	(63,001)	(111,242)
Impact of GAAP differences on results of equity method investments (1)	221,635	(4,497,520)	4,457,782
Deferred tax (expense)/benefit (n)	(3,870,387)	501,961	1,890,505

Net income under US GAAP	2,502,661	(2,595,701)	14,443,198
Net income attributable to non-controlling interest under US GAAP	(590,120)	(1,246,901)	(948,405)

Net income attributable to shareholders’ of the parent company under US GAAP	1,912,541	(3,842,602)	13,494,793

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

The impact of the conversion to US GAAP on shareholders funds as at 31 December 2021 and 2020 is as follows:

	2021 £	2020 £
Shareholders funds as at 31 December 2021, 2020 and 2019 as reported under UK GAAP	56,305,169	62,387,395
Reversal of amortisation of goodwill (d)	19,074,973	15,645,102
Impact on goodwill of additional deferred tax liabilities recognised on acquisition (a)	5,284,823	5,284,823
Amortisation of separately recognised intangible assets arising on business combinations (a)	(626,418)	(544,657)
Reclassification of asset acquisition as business combination (g)	3,824,688	2,549,792
Acquisition costs and fair value adjustments to deferred consideration previously capitalised (b) & (c)	(1,695,685)	(1,695,685)
Fair value adjustments on step acquisitions (f)	11,471,931	11,471,931
Fair value adjustments on non-controlling interests (e)	10,933,918	10,933,918
Revenue recognition adjustments (m)	(963,574)	(354,391)
Reversal of equity method investment amortisation (h)	4,028,905	3,318,711
Accumulated amortisation of additional intangible assets within equity method investments (i)	(5,355,440)	(4,869,793)
Release of deferred tax on equity method amortisation above (i)	1,016,690	924,724
Additional impairment of investment in joint venture (j)	(254,152)	(254,152)
Recognition of excess losses against loans provided to certain equity method investees (k)	(1,611,431)	(1,519,133)
Impact of GAAP differences on results of equity method investments (1)	221,635
Deferred taxes (n)	(6,768,943)	(2,900,089)
Cumulative translation adjustments on all of the above	323,116	441,843

Shareholders funds as at 31 December 2021, 2020 and 2019 under US GAAP	95,210,205	100,820,339
Non-controlling interest	(13,475)	(11,254,993)

Total equity attributable to shareholders’ of the parent company under US GAAP	95,196,730	89,565,346

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

The impact of the conversion to US GAAP on the Company’s statement of cashflows for the years ended 31 December 2021, 2020 and 2019 is as follows:

	2021 £	2020 £	2019 £
Operating activities

Net cash from operating activities per UK GAAP Reclassification of interest received from investing	14,451,786	3,330,423	2,460,296
activities	43,210	59,402	10,206
Reclassification of interest paid from financing activities	(912,769)	(628,992)	(739,273)

Net cash from operating activities per US GAAP	13,582,227	2,760,833	1,731,229

Investing activities

Net cash used in investing activities per UK GAAP Reclassification of interest received to operating	(9,746,698)	(2,502,279)	(14,039,229)
activities	(43,210)	(59,402)	(10,206)
Reclassification of transaction between equity holders	6,326,146	—	—

Net cash used in investing activities per US GAAP	(3,463,762)	(2,561,681)	(14,049,435)

Financing activities

Net cash from financing activities per UK GAAP Reclassification of interest paid to operating	(38,748)	422,543	5,588,869
activities	912,769	628,992	739,273
Reclassification of transaction between equity holders	(6,326,146)	—	—

Net cash from financing activities per US GAAP	(5,452,125)	1,051,535	6,328,142

Net change in cash from UK to US GAAP	—	—	—

In addition, the Company had non-cash financing activity of £10.3m relating to the issue of new share capital in exchange for the conversion of a shareholder loan and further shares in two subsidiary companies for the period ended 31 December 2021. The Group also received non-cash consideration of £1,607,301 as disclosed in note 13 of these financial statements.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

Business combinations

(a) Intangible assets other than goodwill

Under FRS102 for acquisitions made after 1 January 2019, intangible assets other than goodwill are only required to be recognised to the extent that they are both separable and arise from contractual rights.

Under US GAAP intangible assets that are either separable or arise from contractual rights are required to be recognised. This leads to the recognition of additional intangible assets under US GAAP than under FRS102 for acquisitions made by the Company after 1 January 2019.

Due to the recognition of additional deferred tax liabilities under US GAAP compared to UK GAAP, the amount of goodwill recognized in the previous business combination accounting has also increased.

(b) Expense acquisition costs

Under FRS102, acquisition costs incurred by the acquirer are capitalised as part of the purchase consideration for the acquisition.

Under US GAAP, these are required to be charged to acquisition costs in the income statement.

(c) Fair value adjustments to deferred and contingent consideration

Under FRS102, any fair value adjustments to deferred consideration outside the measurement period can be adjusted against goodwill.

Under US GAAP, any fair value adjustments outside the measurement period are adjusted through the P&L.

(d) Goodwill amortisation

Under FRS 102, goodwill is presumed to have a finite useful economic life and is recorded at cost less accumulated amortisation and impairment. Accordingly, the Company amortised goodwill on a straight-line basis over an estimated useful life of 10 years.

US GAAP prohibits the amortisation of goodwill and instead requires that goodwill be tested at least annually for impairment or more frequently if impairment indicators exist. Amortisation expense recognised under FRS 102 was reversed under US GAAP.

(e) Non-controlling interest

Under FRS102, no goodwill is recognised for the non-controlling interest of an acquired company.

Under US GAAP, goodwill is recognised on the entire Company acquired, including the amount pertaining to the non-controlling interest. This has led to conversion adjustments in respect of two acquisitions made in 2019 by the Company.

(f) Step acquisitions

Under FRS102 where control of a subsidiary is achieved in stages, no fair value adjustments are made to any existing holdings in the subsidiary.

Under US GAAP where control of a subsidiary is achieved in stages, any existing holdings in the subsidiary are fair valued with any resulting gain or loss recorded in the income statement. This has led to reconciliation adjustments in respect of two acquisitions made in 2019 by the Company.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

Additionally, the restatement in relation to the historic accounting acquirer - detailed in the sole purpose 2020 and 2019 financial statements filed with the SEC - has led to three historic acquisitions being treated as step acquisitions. This has led to further fair value adjustments under US GAAP.

(g) Reclassification of asset acquisition as business combination

In February 2019 the Company acquired certain assets from LEPE Partners LLP, a merchant banking business. Under UK GAAP this did not meet the definition of a business combination. One customer related intangible asset of £12,748,964 was recognised and is being amortised over 10 years. Under US GAAP, following the application of the screening test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or a group of similar assets, it was determined that this met the definition of a business combination.

This is the impact of the reversal of the amortisation recorded under UK GAAP, as Goodwill, which is not amortisable, would have been recognised for US GAAP.

Investments in joint ventures and associates

(h) Implied goodwill amortisation

Under FRS102 any implied goodwill arising on the acquisition of an interest in a joint venture or associate is amortised over a period of 10 years.

Under US GAAP no such amortisation charge is booked. This has led to the reversal of any accumulated amortisation on implied goodwill recorded by the Company under FRS102.

(i) Separate intangible assets arising on acquisition of an equity method investment

Under US GAAP where implied goodwill on an acquisition arises, this is required to be assessed for separate intangible assets. This has given rise to separate intangible assets being identified in respect of two of the Company’s equity method investments. These intangible assets have then been amortised over their estimated useful economic lives through the Company’s share of profits from joint ventures and associates. The deferred tax impact of the recognition of such intangible assets has also been recognised.

Such intangible assets are not required to be recognised and amortised under UK GAAP.

(j) Additional impairment of equity method investments

Given the reversal of the implied goodwill amortisation, under US GAAP the goodwill is required to be assessed for impairment at each reporting date. As a result of this, an additional impairment has been recorded compared to that reported under UK GAAP.

(k) Treatment of losses in excess of investment in equity method investments

Under UK GAAP, when the Group’s share of losses of an associate or joint venture investment equals or exceeds the carrying amount of its investment, the Group stops recognising its share of further losses. The Group recognises its share of any subsequent profits only after its share of profits equals its share of losses not recognised.

Under US GAAP excess losses are offset against the Group’s other interests in the investee, including loans advanced.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

(l) Impact of GAAP differences on results of equity method investments

In 2019 the Group entered into an associate arrangement in which it obtained a 23% ownership interest in NZ PropCo Holdings Limited. Subsequently, NZ PropCo Holdings Limited acquired a portfolio of properties which constitute a business combination. The initial business combination accounting differs between UK and US GAAP, specifically related to the difference between the fair value of assets acquired and the consideration paid, which resulted in a bargain purchase gain.

Under FRS102 bargain purchase gains are not recognised through income when a business combination occurs. These are deferred until the associated underlying assets are sold. This results in the entity being in a loss and net liability position for both 2019 and 2020. In an excess loss position, there is no value to recognise on the statement of financial position and the Group would only recognise a share of the entity profits when its investment moves into a profitable position.

Under US GAAP, assets are measured at fair value as of the acquisition date. This has led to the inclusion of a bargain purchase gain in 2019 which results in an adjustment from UK GAAP resulting in a share of profit being recognised. In 2020 the entity incurred losses in excess of the profit recognised in 2019. Under the equity method, losses are only recognised to the extent they do not reduce the carrying balance of the investment below zero. This has therefore resulted in a reversal of the gains from 2019.

Separately, in 2021 an equity method investee had amortised goodwill on its own balance sheet under UK GAAP. Conversion of these results to US GAAP has resulted in the reversal of this amortisation amounting to £221,635.

(m) Revenue Recognition

Upon the adoption of ASC 606, various adjustments to revenue impacted current and prior period FRS102 revenue recognition, primarily due to when performance obligations were considered satisfied under FRS102 compared to US GAAP, under ASC 606.

The Company’s full accounting policy for revenue recognition under FRS102 can be found on in the accounting policies disclosed to note 3 in these financial statements.

The Company’s full accounting policy for revenue recognition under US GAAP is detailed below:

Revenue recognition differs under ASC 606, which applies a specific 5 step model, which results in certain adjustments when compared to revenue recognized under FRS 102. The five step model applies under ASC 606 is as follows.

1. Identification of contract with customer

2. Identification of performance obligation

3. Determination of transaction price

4. Allocation of transaction to performance obligation

5. Recognition of revenue when performance obligations are met.

For the purposes of this reconciliation, the Company considered the adoption date of ASC 606 to be 1/1/2018.

The difference in policy resulted in differences in the following revenue recognition differences:

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

Corporate finance engagements

•

Within the Merchant Banking division, it was noted that under US GAAP, retainer fees should be recognized in line with completion of the related performance obligation. Under FRS 102, such fees were recognized when received. This resulted in timing adjustments which decreased revenue by £241,881 in 2019, increased revenue by £24,741 in 2020 and decreased revenue by £733,933 in 2021.

•

In the Co-investment division, an advisory fee that was recognised fully in 2018 under UK GAAP was noted as needing to be recognised over the life of the contract (2019 to 2021) commensurate with the satisfaction of the performance obligation under US GAAP. Recognising this revenue over time in line with the performance obligation has resulted in a decrease in revenue of £274,500 in 2019, an increase of revenue of £137,250 in 2020 and an increase in revenue of £137,250 in 2021, as revenue has been deferred to match the Group’s satisfaction of the underlying performance obligation.

UK Investment advisory revenue, Overseas Investment advisory revenue, Trust and fiduciary revenue, Private and family office revenue

The five step model was applied to the variable consideration revenue recognised in the Family Office Services and Investment Advisory divisions. US GAAP requires recognition of variable consideration to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognised will not occur when the uncertainty associated with the variable consideration is resolved subsequently. Under FRS 102, such revenue was recognised based on the best estimate at the time it was recorded. From the analysis performed, the Group noted no significant differences requiring adjustment.

(n) Income taxes

A reconciliation of the income tax expense/(credit) under UK GAAP to US GAAP is given below.

	2021 £	2020 £	2019 £
Income tax expense/(credit) under UK GAAP	(536,461)	(315,163)	511,024
Recognition of deferred taxes in respect of non-tax adjustments, other than the effect below (1)	(263,270)	(31,320)	(15,497)
Recognition of deferred tax asset in respect of losses due to recognition of deferred tax liabilities (2)	—	—	(1,793,000)
Recognition of French deferred tax asset in respect of losses due to recognition of deferred tax liabilities above (2)	(29,574)	(95,454)	(40,362)
Impact of change in UK tax rate on deferred tax assets and liabilities recognised under US GAAP (3)	1,745,400	585,000	—
Impact of change in French tax rate on deferred tax liabilities recognised under US GAAP (5)	—	—	(41,646)
Deferred tax assets no longer supported by deferred taxes from non-tax adjustments (4)	—	1,457,644	—
Total deferred taxes in respect of non-tax adjustments	1,452,556	1,915,870	(1,890,505)
Impact of a transaction in the subsequent events window on UK deferred tax assets (5)	2,417,831	(2,417,831)	—

Total adjustment to deferred tax expense/(benefit)	3,870,387	(501,961)	(1,890,505)

Income tax expense/(credit) US GAAP	3,333,926	(817,124)	(1,379,481)

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

A reconciliation of the deferred tax asset/(liability) under UK GAAP to US GAAP is given below.

	2021 £	2020 £
Deferred tax asset/(liability) under UK GAAP	2,146,091	791,503
Impact of a transaction in the subsequent events window on UK deferred tax assets (5)	—	2,417,831
Recognition of deferred taxes in respect of non-tax adjustments	(6,768,943)	(5,317,920)

Total adjustment to deferred tax asset/(liability)	(6,768,943)	(2,900,089)

Deferred tax asset/(liability) under US GAAP	(4,622,852)	(2,108,586)

(1) Deferred taxes in respect of non-tax adjustments

This line represents the tax-effect of non-tax adjustments excluding the effects of valuation allowance adjustments and tax rate changes described below.

(2) Recognition of French deferred tax asset in respect of losses due to recognition of deferred tax liabilities

The recognition of the deferred tax liabilities for intangible assets under US GAAP means that deferred tax assets that were not recognized under UK GAAP meet the recognition threshold under US GAAP. Additional deferred assets of £95,454 and £162,174 in France were therefore recognised in 2020 and 2021 respectively.

(3) lmpact of change in UK corporate tax rate on deferred tax assets and liabilities recognised in (1) above

In respect of UK based acquirees, the deferred tax liabilities and assets recognised in (1) above were calculated based on the enacted future tax rates expected to be prevailing in the period of the reversal of the temporary difference, as was legislated in the UK at the time. In early 2020 a legislated reduction in UK corporation tax from 19% to 17% scheduled to come into effect from 1 April 2020 was withdrawn, and it was enacted that the tax rate would remain at 19%.

In June 2021 it was enacted that the UK corporation tax rate would increase to 25% from 1 April 2023.

This line represents the revaluation of those deferred tax assets and liabilities.

(4) Deferred tax assets no longer supported by deferred taxes from non-tax adjustments

As a result of the ability to consider additional sources of income in the assessment of the realizability of deferred tax assets under US GAAP, the tax effect of non-tax adjustments are no longer offset with an adjustment to the valuation allowance.

This adjustment reverses this offset to the valuation allowance.

(5) Impact of a transaction in the subsequent events window on UK deferred tax assets

In January 2021 the group increased its shareholding in a UK subsidiary from 59% to 83% through a transaction with noncontrolling interests. This resulted in that subsidiary being able to utilise the group’s UK tax losses and timing differences.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

35.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP) (continued)

Under UK GAAP, transactions with noncontrolling interests that take place in the subsequent events window are not considered in the assessment of the realizability of deferred tax assets. Under US GAAP, this is considered to be an adjusting subsequent event and therefore the transaction is brought into consideration in assessing the realizability of the group’s UK deferred tax assets.

If this source of income had been considered in assessing the realizability of deferred tax assets, an additional deferred tax asset of £2,417,831 would have been recognised under UK GAAP in 2020. The impact of this GAAP difference fully reverses during 2021.

(o) Transactions between equity holders

During the year the Group had a transaction between equity holders which is included in the ‘Cash flows from investing activities’ section of the statement of cash flows under FRS 102. Under US GAAP, transactions with shareholders in their capacity as shareholders are included in the “Cash flows from financing activities” section.

This has therefore led to a reclassification in the US GAAP statement of cash flows presented in this note.